                                                                    EXHIBIT 3.21


                          CERTIFICATE OF INCORPORATION

                                       OF

                        HEALTH DATA SCIENCES CORPORATION

     1.   The name of the corporation is:

                        HEALTH DATA SCIENCES CORPORATION

     2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Million (1,000,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Million Dollars ($1,000,000).

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

     6.   The name and mailing address of the incorporator is:

                                       L. M. Custis
                                       199 West Tenth Street
                                       Wilmington, Delaware 19801

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of April, 1983.

                                                /s/  L. M. Custis
                                                --------------------------
                                                   L. M. Custis

                        HEALTH DATA SCIENCES CORPORATION

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     It is hereby certified that:


     1.   The name of this corporation is HEALTH DATA SCIENCES CORPORATION.


     2. The undersigned constitute a majority of the Board of Directors of the corporation.


     3. The Certificate of Incorporation of the corporation is hereby amended by striking out ARTICLE 4 thereof and by substituting in lieu of said Article the following new Article:

     "4.   This corporation is authorized to issue two classes of shares designed respectively "Common Stock" and "Preferred Stock." The total number of shares of Common Stock which the corporation shall have authority to issue is Ten Million (10,000,000) and the par value of each such share is Ten Cents ($0.10), amounting in the aggregate to One Million Dollars ($1,000,000.00). The total number of shares of Preferred Stock which the corporation shall have the authority to issue is Five Million (5,000,000) and the par value of each such share is Ten Cents ($0.10), amounting in the aggregate to Five Hundred Thousand Dollars ($500,000.00).

          The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to: fix the number of shares of any series of Preferred Stock; determine the designation of any such series; determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

     4. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     5.   The corporation has not yet received any payment for any of its stock.

     IN WITNESS WHEREOF, the undersigned directors of the corporation have executed this Certificate of Amendment as of the 1st day of May, 1983.


                                   /s/ Ralph A. Korpman
                                   --------------------------------
                                   RALPH A. KORPMAN


                                   /s/ Peter T. Tong
                                   --------------------------------
                                   PETER T. TONG


                                   /s/ Jere E. Chrispens
                                   --------------------------------
                                   JERE E. CHRISPENS


                                   /s/ Charles S. Grobe
                                   --------------------------------
                                   CHARLES S. GROBE

                          CERTIFICATE OF DESIGNATIONS
                      OF PREFERENCES AND RIGHTS OF SERIAL
                              PREFERRED SHARES OF
                        HEALTH DATA SCIENCES CORPORATION

     HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors, by unanimous written consent on August 25, 1983, adopted a resolution providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Preferred Shares-Series A stock, which resolution is as follows:

     WHEREAS, the Certificate of Incorporation of this corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

     WHEREAS, the Board of Directors of this corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of the Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and

     WHEREAS, this corporation has not issued any shares of such Preferred Stock and the Board of Directors of this corporation desires, pursuant to its authority as aforesaid, to fix the terms of the initial series of said Preferred Stock and the number of shares constituting and the designation of such series;

     RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, said initial series of Preferred Stock as follows:

     (A) The initial series of Preferred Stock shall be designated "Serial Preferred Shares, Series A", and the number of shares constituting such Series A shall be Nine Thousand Four Hundred Eleven (9,411).

     (B) The rights, preferences, privileges and restrictions of, and other matters relating to, the Series A Preferred Stock are as follows:

          1.   Liquidation Rights.    In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of each share of Series A Preferred Stock (and the holders of each share of any other series of Preferred Stock having the same rights on voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock of the corporation by reason of their ownership thereof, an amount equal to One Hundred Dollars ($100) per share.

     All the preferential amounts to be paid to the holders of the Series A Preferred Stock (and to the holders of any other such series of Preferred Stock) under this section 1 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment to the holders of the Series A Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive all remaining assets of the corporation.

     If the assets or surplus funds to be distributed to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock (and the holders of any other such series of Preferred Stock) in proportion to the full preferential amount each such holder is otherwise entitled to receive.

          2.   Conversion.    The holders of the Series A Preferred Stock shall
have conversion rights as follows (the "Conversion Rights"):

               (a)  Right to Convert.     Each share of Series A Preferred Stock
shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing One Hundred Dollars ($100) by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be Seventy Cents ($.70) per share of Common Stock. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

               (b)  Automatic Conversion.     Each share of Series A Preferred
Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier to occur of (i) the date on which the corporation is subject to the reporting requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, or (ii) the date on which quotations for the Common Stock are reported by the automated quotations system operated by the National Association of Securities Dealers, Inc., or, by an equivalent quotations system, or (iii) shares of Common Stock have been sold at the aggregate price of $5,000,000 or more pursuant to a public offering.

               (c)  Mechanics of Conversion.     No fractional shares of Common
Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and before the corporation shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of the Series A Preferred Stock as set forth in section 2(b) hereof, the Series A Preferred Stock holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued (except that no such written notice of intent to convert shall be necessary in the event of an automatic conversion pursuant to section

2(b) hereof). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of Shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to section 2(b) hereof, such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in section 2(b)), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (d)  Adjustments to Conversion Price for Diluting Issues:

                    (i) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidation of Common Stock.

                         (1)  Stock Dividends, Distributions or Subdivisions.
In the event the corporation shall issue additional shares of Common Stock pursuant to a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                         (2)  Combinations or Consolidations.    In the event
the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                    (ii) Adjustment for Merger or Reorganization, etc.     In
case of any consolidation or merger of the corporation with or into another corporation or the conveyance of all or substantially all the assets of the corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

               (e) No Impairment. The corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

               (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this section 2, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

               (g) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

               (h) Common Stock Reserved. The corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred Stock.

          3.   Redemption.

               (a)  Voluntary Redemption of Series A Preferred Stock.

                    (i)  Time of Redemption.    At, or at any time after, the
date that is four (4) years subsequent to the date on which the first share of Series A Preferred Stock was originally issued ("Original Issue Date"), the corporation may, at the option of the Board of Directors, redeem the Series A Preferred Stock in whole or in part pro-rata.

                    (ii) The redemption price for each share of Series A Preferred Stock shall be an amount in cash equal to the sum of One Hundred Dollars ($100.00) plus the amount of all accrued and unpaid dividends thereon, declared by the Board of Directors, to and including the date fixed for redemption (such total amount being referred to as the "Voluntary Redemption Price").

                    (iii)  At least sixty (60) days and not more than ninety
(90) days prior to the date fixed for any such redemption (the "Voluntary Redemption Date") of the Series A Preferred Stock, written notice (the "Voluntary Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock at such holder's post office address last shown on the records of the corporation and shall contain the following information:

                         (A)  The Voluntary Redemption Price and the Voluntary
Redemption Date;

                         (B)  The date upon which the holder's Conversion
Rights, as defined in Section (B)2 hereof, as to such shares terminate, which shall not, however, be earlier than forty-five (45) days after the date of the Voluntary Redemption Notice; and

                         (C)  That the holder is to surrender to the
corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

                         (D)  Surrender of Certificates.    On or before the
Voluntary Redemption Date, each holder of Series A Preferred Stock to be redeemed, unless such holder has thereafter exercised his right to convert the shares as provided in paragraph (B)2 hereof, shall surrender the certificate on certificates representing such shares to the Corporation, in the manner and at the place designated in the Voluntary Redemption Notice, and thereupon the Voluntary Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

                         (E)  Cessation of Rights.   If the Voluntary
Redemption Notice shall have been duly given, and if on the Voluntary Redemption Date the Voluntary Redemption Price is either paid or made available for payment; then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the Voluntary Redemption Date terminate, except only the right of the holders to receive the voluntary Redemption Price without interest upon surrender of their certificate or certificates therefor.

                         (F)  Payment of Redemption Price.   On or not more than
ten (10) days prior to the Voluntary Redemption Date, the Corporation shall deposit with any bank or trust company in Los Angeles, California, having a capital and surplus of at least $100,000,000 as a trust fund, a sum equal to the aggregate Voluntary Redemption Price of all shares of Series A Preferred Stock called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or before the Voluntary Redemption Date, the Voluntary Redemption Price to the active holders upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Voluntary Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in paragraph (B)2 hereof. Any funds so deposited and unclaimed at the end of one year from the Voluntary Redemption Date shall be released or repaid to the Company, after which the holders of shares called for redemption shall be entitled to receive payment of the Voluntary Redemption Price only from the corporation.

               (b) Consent to Redemption by Series A Preferred Stockholders. Each holder of Series A Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California General Corporations Law, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the corporation and such persons.

          4.   Voting Rights.    Except as otherwise required by law, the
holders of Series A Preferred Stock and the holders of the Common Stock shall be entitled to notice of any shareholders' meeting and to vote upon any matter submitted to a shareholder for a vote, on the following basis:

               (a)  Holders of Common Stock shall have one vote per share;

               (b) Holders of Series A Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is convertible except that the holders of the Series A Preferred Stock shall when electing members of the Company's Board of Directors have the right as a class to elect two (2) of such Directors;

               (c)  Except as otherwise provided in the preceding subsection
(b), neither the holders of the Common Stock nor the holders of the Series A Preferred Stock shall be entitled to vote separately on any matters as a class.

          5.   Dividend Rights.    The holders of outstanding Series A
Preferred Stock shall be entitled to receive in any fiscal year, when and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $7.00 per share of Series A Preferred Stock per annum, before any dividend is paid on Common Shares; provided, however, that in no event shall the Board of Directors declare and set apart or pay a dividend on the outstanding Series A Preferred Stock in excess of an amount equal to twenty-five percent (25%) of the corporation's pre-tax income for such quarter, calculated in accordance with generally accepted accounting principles, consistently applied. Such dividends may be payable quarterly or otherwise as the Board of Directors may from time to time determine. The right to such dividends on Series A Preferred Stock shall not be cumulative and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

          6.   Covenants.    So long as any shares of Series A Preferred Stock
shall be outstanding (as adjusted for all subdivisions and combinations), the corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of such outstanding shares of Series A Preferred Stock:


               (a) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or By-laws if such action would alter or change the preferences, rights or privileges of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

               (b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Series A Preferred Stock; or

               (c) pay or declare any dividend other than a stock dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock except from employees of the corporation upon termination of employment or pursuant to the exercise of a contractual right of first refusal.

          7.   Residual Rights.    All rights accruing in the outstanding shares
of the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

     IN WITNESS WHEREOF, said Health Data Sciences Corporation has caused this Certificate to be signed by Ralph A. Korpman, its President, and attested by Charles S. Grobe, its Secretary, this 25 day of August 1983.


                                  HEALTH DATA SCIENCES CORPORATION


                                  By: /s/ Ralph A. Korpman
                                      ---------------------------
                                      RALPH A. KORPMAN
                                      President


ATTEST:


By: /s/ Charles S. Grobe
    --------------------------
    CHARLES S. GROBE
    Secretary

STATE OF CALIFORNIA   )
                      ) SS.
COUNTY OF LOS ANGELES )

     RALPH A. KORPMAN and CHARLES S. GROBE, each being first duly sworn, deposes and says that:

     They are the President and Secretary respectively of the Delaware corporation herein mentioned; the matters set forth herein are true of their own knowledge; and the signatures purporting to be the signatures of said Ralph
A. Korpman and Charles S. Grobe thereto are their genuine signatures.


                                       /s/  Ralph A. Korpman
                                       --------------------------------------
                                            RALPH A. KORPMAN


     Subscribed and Sworn to before me on August 25, 1983.


                                       /s/  Suzanne R. Talx
                                       --------------------------------------
                                            NOTARY PUBLIC
                                            State of California

                                       /s/ Charles S. Grobe
                                       --------------------------------------
                                       CHARLES S. GROBE

/s/  Karie A. Emery
-----------------------------------                  [SEAL]
     KARIE A. EMERY


                                                     [SEAL]



                                                     [SEAL]

                          CERTIFICATE OF DESIGNATIONS
                      OF PREFERENCES AND RIGHTS OF SERIAL
                              PREFERRED SHARES OF
                        HEALTH DATA SCIENCES CORPORATION


     HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the

Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said

Board of Directors, by unanimous written consent as of April 5, 1984, adopted a resolution providing for the designations, preferences and relative,

participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Preferred Shares-Series B stock, which resolution is as follows:

     WHEREAS, the Certificate of Incorporation of this corporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

     WHEREAS, the Board of Directors of this corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of the Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and

     WHEREAS, this corporation has issued only shares of Series A Preferred Stock and the Board of Directors of this corporation desires, pursuant to its authority as aforesaid, to fix the terms of a second series of said Preferred Stock and the number of shares constituting and the designation of such series;

     RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, said second series of Preferred Stock as follows:

     (A) The second series of Preferred Stock shall be designated "Serial Preferred Shares, Series B", and the number of shares constituting such Series B shall be Seven Hundred Forty-Two Thousand (742,000).

     (B) The rights, preferences, privileges and restrictions of, and other matters relating to, the Series B Preferred Stock are as follows:

          1.   Liquidation Rights.   In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of each share of Series B Preferred Stock (and the holders of each share of any other series of Preferred Stock having the same rights on voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock of the corporation by reason of their ownership thereof, an amount equal to Five Dollars and Sixty-Three Cents ($5.63) per share.

     All the preferential amounts to be paid to the holders of the Series B Preferred Stock (and to the holders of any other such series of Preferred Stock) under this section 1 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment to the holders of the Series B Preferred Stock and to the holders of any other such series of Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive all remaining assets of the corporation.

     If the assets or surplus funds to be distributed to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders and to the holders of any other such series of Preferred Stock of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock (and the holders of any other such series of Preferred Stock) in proportion to the full preferential amount each such holder is otherwise entitled to receive.

          2.   Conversion.    The holders of the Series B Preferred Stock shall
have conversion rights as follows (the "Conversion Rights"):

               (a)  Right to Convert.   Each share of Series B Preferred Stock
shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing Five Dollars and Sixty-Three Cents ($5.63) by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be Five Dollars and Sixty-Three Cents ($5.63) per share of Common Stock. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible, as hereinafter provided.

               (b)  Automatic Conversion.    Each share of Series B Preferred
Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier to occur of (i) the date on which the corporation is subject to the reporting requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, or (ii) the date on which quotations for the Common Stock are reported by the automated quotations system operated by the National Association of Securities Dealers, Inc., or by an equivalent quotations system, or (iii) shares of Common Stock have been sold at an aggregate price of $7,000,000 or more pursuant to a public offering.

               (c)  Mechanics of Conversion.     No fractional shares of Common
Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and before the corporation shall be obligated to issue certificates for shares of common stock upon the automatic conversion of the Series B Preferred Stock as set forth in section 2(b) hereof, the Series B Preferred Stock holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series B Preferred Stock and shall give written notice to the corpo-ration at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued (except that no such written notice of intent to convert shall be necessary in the event of an automatic conversion pursuant to section 2(b) hereof). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of Shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to section 2(b) hereof, such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in section 2(b)), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (d)  Adjustments to Conversion Price for Diluting Issues:

                    (i) Special Definitions. For purposes of this paragraph 2(d), the following definitions shall apply:

                         (1)  "Option" shall mean rights, options or warrants
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (2)  "Original Issue Date" shall mean the date on
which a share of Series B Preferred Stock was first issued.

                         (3)  "Convertible Securities" shall mean any evidences
of indebtedness, shares (other than Common Stock and Series B Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                         (4)  "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to subparagraph 2(d)(ii), deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                              (A)  upon conversion of shares of Series B
Preferred Stock and Series A Preferred Stock;

                              (B)  to officers or employees of, or consultants
to, the corporation pursuant to a stock purchase or option plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors not to exceed four hundred thousand (400,000) shares, none of which are outstanding on the date hereof; or

                              (C)  by way of dividend or other distribution on
shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A) and (B) or this clause (C).

                    (ii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                         (l)  Options and Convertible Securities.     In the
event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subparagraph 2(d)(iv) hereof) of such Additional Shares of Common Stock would be less than the lesser of Five Dollars and Twenty Cents ($5.20) or the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                              (A)  no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (B)  if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                              (C)  upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:


                                   (I)  in the case of Convertible Securities
or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted, if any, actually received by the corporation upon such conversion or exchange and

                                   (II) in the case of Options for Convertible
Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to subparagraph 2(d)(iv)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                              (D)  no readjustment pursuant to clause (B) or
(C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) Five Dollars and Sixty-Three Cents ($5.63), (ii) the Conversion Price on the original adjustment date, or (iii) the Conversion Price that would have resulted from any other issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                              (E)  in the case of any Options which expire by
their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration of exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                              (F)  if such record date shall have been fixed
and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this subparagraph 2(d)(ii) as of the actual date of their issuance.

                           (2)  Stock Dividends and Subdivisions.    In the
event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                              (A)  in the case of any such dividend,
immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                              (B)  in the case of any such subdivision, at the
close of business on the date immediately prior to the date upon which such corporate action becomes effective.

     If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price of each of the respective series shall be adjusted pursuant to this subparagraph 2(d)(ii) as of the time of actual payment of such dividend.

                    (iii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

                           (1)  No Adjustment of Conversion Price. No adjustment
in the Conversion Price of Series B Preferred

Stock shall be made in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the lesser of Five Dollars and Twenty Cents ($5.20) or the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                         (2)  Adjustment Mechanics.    In the event the
corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph 2(d)(ii) without consideration or for a consideration per share less than the lesser of Five Dollars and Twenty Cents ($5.20) or the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be adjusted, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying Five Dollars and Twenty Cents ($5.20) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of this Certificate of Designations plus the number of shares of Common Stock which the aggregate consideration received and to be received in connection with such issue by the corporation for the total number of Additional Shares of Common Stock issued since the date of this Certificate of Designations and to be issued would purchase at such Five Dollars and Twenty Cents ($5.20) per share, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock to be so issued, and by adding to the result of such calculation Forty-Three Cents ($.43); provided that, for the purpose of this subparagraph
(iii), all shares of Common Stock issuable upon conversion of outstanding Series B Preferred Stock immediately prior to the corporation's issuance of Additional Shares of Common Stock which triggered an adjustment pursuant to this paragraph shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subparagraph
(ii), such Additional Shares of Common Stock shall be deemed to be outstanding; and provided further, that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than Five Cents ($0.05), but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate Five Cents ($0.05) or more. In no event shall such adjustments cause the Conversion Price to exceed Five Dollars and Sixty-Three Cents ($5.63).

                         (3)  Additional Adjustments.    If, after the Original
Issue Date, the corporation effects a
stock split or reverse stock split of the outstanding shares of Common Stock, declares or pays any dividend or other distribution on the Common Stock payable in Common Stock, or effects a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise), then all references to Five Dollars and Twenty Cents ($5.20) and Forty-Three Cents ($.43), respectively, as used throughout this Section 2(d), shall, concurrently with the effectiveness of such event, be proportionately adjusted upward or downward (to the nearest cent) to reflect the effect of such event. Such adjustments shall similarly be made for any subsequent events of the types described in this subparagraph 2(d)(iii)(3).

                    (iv) Determination of Consideration.    For purposes of
this paragraph 2(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1)  Cash and Property.   Such consideration shall:

                              (A)  insofar as it consists of cash, be computed
at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends:

                              (B)  insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                         (2)  Options and Convertible Securities.    The
consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph 2(d)(ii)(l), relating to Options and Convertible Securities, shall be determined by dividing

                              (x)  the total amount, if any, received or
receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (y)  the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                         (3)  Certain Dividends and Distributions.     In the
event that the corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, without payment of any consideration by such holder for the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Price shall be reduced as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction

                              (x)  the numerator of which shall be the total
number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                              (y)  the denominator of which shall be the total
number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subparagraph 2(d)(iv)(3) as of the time of actual payment of such dividend or distribution.

                    (v)  Adjustment for Combinations or Subdivision of Common
Stock.    In the event the outstanding shares of Common Stock shall be combined or subdivided, by reclassification or otherwise, into a lesser or greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or subdivision shall, concurrently with the effectiveness of such combination or subdivision, be proportionately increased in the case of a combination or decreased in the case of a subdivision.

                    (vi) Adjustment for Reorganization or Reclassification of
Common Stock.    In the case of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value, or as a result of a subdivision or combination), each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification that would have been received had the Series B Preferred Stock been converted into Common Stock on the date of such event.

               (e)  No Impairment.    The corporation will not, by amendment of
its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

               (f)  Certificate as to Adjustment.    Upon the occurrence of each
adjustment or readjustment of the Conversion Price pursuant to this Section 2, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series B Preferred Stock.

               (g)  Notices of Record Date.    In the event of any taking by the
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series B Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

               (h)  Common Stock Reserved.    The corporation shall reserve and
keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series B Preferred Stock.

          3.   Consent to Redemption by Series B Preferred Stockholders.    Each
holder of Series B Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California General Corporations Law, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the corporation and such persons.

               4.   Voting Rights.    Except as otherwise required by law, the
holders of Series B Preferred Stock and the holders of the Common Stock shall be entitled to notice of any shareholders' meeting and to vote upon any matter submitted to a shareholder for a vote, on the following basis:

               (a)  Holders of Common Stock shall have one vote per share;

               (b) Holders of Series B Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock held by such holder is convertible;
               (c) Neither the holders of the Common Stock nor the holders of the Series B Preferred Stock shall be entitled to vote separately on any matters as a class.

          5.   Dividend Rights.    The holders of outstanding Series B
Preferred Stock shall be entitled to receive in any fiscal year, when and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of Forty Cents ($0.40) per share of Series B Preferred Stock per annum, before any dividend is paid on Common Shares; provided, however, that in no event shall the Board of Directors declare and set apart or pay a dividend on the outstanding Series B Preferred Stock in excess of an amount equal to twenty-five percent (25%) of the corporation's pre-tax income for such quarter, calculated in accordance with generally accepted accounting principles, consistently applied. Such dividends may be payable quarterly or otherwise as the Board of Directors may from time to time determine. The right to such dividends on Series B Preferred Stock shall not be cumulative and no right shall accrue to holders of Series B Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

          6.   Covenants.    So long as any shares of Series B Preferred Stock
shall be outstanding (as adjusted for all subdivisions and combinations), the corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of such outstanding shares of Series B Preferred Stock:

               (a) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or By-laws if such action would alter or change the preferences, rights or privileges of, or the restrictions provided for the benefit of, the Series B Preferred Stock;

               (b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Series B Preferred Stock; or

               (c) pay or declare any dividend other than a stock dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly through subsidiaries or otherwise, of any shares of Common Stock except from employees of the corporation upon termination of employment or pursuant to the exercise of a contractual right of first refusal.

          7.   Residual Rights.    All rights accruing to the outstanding
shares of the corporation not expressly provided for to the contrary in this or any other Certificate of Designation of Series Preferred Shares shall be vested in the Common Stock.

     IN WITNESS WHEREOF, said Health Data Sciences Corporation has caused this Certificate to be signed by Ralph A. Korpman, its President, and attested by Charles S. Grobe, its Secretary, this 10th day of April, 1984.


                                  HEALTH DATA SCIENCES CORPORATION


                                  By: /s/ Ralph A. Korpman
                                      -----------------------------------
                                      RALPH A. KORPMAN
                                      President


ATTEST:


By:
    ---------------------------
    CHARLES S. GROBE
    Secretary

STATE of California           )
                              )ss.
COUNTY of San Bernardino      )



RALPH A. KORPMAN, being first duly sworn, deposes and says that:

     He is the President of the Delaware corporation herein mentioned; the matters set forth herein are true of his own knowledge; and the signature purporting to be the signature of said Ralph A. Korpman is his genuine signature.

                                   /s/ Ralph A. Korpman
                                   ----------------------------------------
                                   RALPH A. KORPMAN


Subscribed and Sworn to before me on April __, 1984.


                                   /s/ Katie A. Emery
                                   ---------------------------------------
                                   NOTARY PUBLIC - Katie A. Emery
                                   State of California


[SEAL]

                         CERTIFICATE OF DESIGNATIONS OF
                           PREFERENCES AND RIGHTS OF
                           SERIAL PREFERRED SHARES OF
                        HEALTH DATA SCIENCES CORPORATION

     HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware:

     DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors, at a meeting duly convened on July 16, 1985, adopted a resolution providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Preferred Shares -- Series C stock, which resolution is as follows:

     WHEREAS, the Certificate of Incorporation of this corporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

     WHEREAS, the Board of Directors of this corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of the Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and

     WHEREAS, this corporation has issued only shares of Series A and Series B Preferred Stock and the Board of Directors of this corporation desires, pursuant to its authority as aforesaid, to fix the terms of a third series of said Preferred Stock and the number of shares constituting and the designation of such series;

     RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, said third series of Preferred Stock as follows:

A. The third series of Preferred Stock shall be designated "Serial Preferred Stock, Series C," and the number of shares constituting such Series C shall be one million six hundred eighty-seven thousand five hundred (1,687,500).

B. The rights, preferences, privileges and restrictions of, and other matters relating to, the Series C Preferred Stock are as follows:

     1.   Liquidation Rights.

          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of each share of Series C Preferred Stock (and the holders of each share of any other series of Preferred Stock having the same rights on voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock of the corporation by reason of their ownership thereof, an amount equal to Eight Dollars ($8.00) per share.

          All the preferential amounts to be paid to the holders of the Series C Preferred Stock (and to the holders of any other such series of Preferred Stock) under this Section 1 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment to the holders of the Series C Preferred Stock and to the holders of any other such series of Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive all remaining assets of the corporation.

          If the assets or surplus funds to be distributed to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders and to the holders of any other such series of Preferred Stock of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock (and the holders of any other such series of Preferred Stock) in proportion to the full preferential amount each such holder is otherwise entitled to receive.

     2.   Conversion.    The holders of the Series C Preferred Stock shall have
conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert.   Each share of Series C Preferred Stock shall
be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series C Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing Eight Dollars ($8.00) by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be Eight Dollars ($8.00) per share of Common Stock. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series C Preferred Stock is convertible, as hereinafter provided.

          (b)  Automatic Conversion.    Each share of Series C Preferred Stock
shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier to occur of (i) the date on which the corporation is subject to the reporting requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, or (ii) the date on which quotations for the Common Stock are reported by the automated quotations system operated by the National Association of Securities Dealers, Inc., or by an equivalent quotations system, or (iii) shares of Common Stock have been sold at an aggregate price of Seven Million Dollars ($7,000,000) or more pursuant to a public offering.

          (c)  Mechanics of Conversion.    No fractional shares of Common Stock
shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series C Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and before the corporation shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of the Series C Preferred Stock as set forth in
Section 2(b) hereof, the Series C Preferred Stock holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series C Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued (except that no such written notice of intent to convert shall be necessary in the event of an automatic conversion pursuant to Section 2(b) hereof). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of Shares of Common
Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 2(b) hereof, such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 2(b)), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.
          (d)       Adjustments to Conversion Price for Diluting Issues:

                    (i) Special Definitions. For purposes of this Paragraph 2(d), the following definitions shall apply:

                    (1) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    (2) "Original Issue Date" shall mean the date on which a share of Series C Preferred Stock was first issued.

                    (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series C Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                    (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subparagraph 2(d)(ii), deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                         (A) upon conversion of shares of Series C Preferred Stock, and Series B Preferred Stock, and Series A Preferred Stock;

                         (B) to officers or employees of, or consultants to, the corporation pursuant to a stock purchase or option plan or other employee stock incentive program

     (collectively, the "Plans") approved by the Board of Directors not to exceed four hundred thousand (400,000) shares, one hundred twenty-six thousand (126,000) of which are outstanding on the date hereof; or

                         (c) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing Clauses (A) and (B) of this Clause (C).

                (ii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                      (1) Options and Convertible Securities. In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subparagraph 2(b)(iv) hereof) of such Additional Shares of Common Stock would be less than the lesser of Seven Dollars ($7.00) or the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided further, that in any such case in which Additional Shares of Common Stock are deemed to be issued;

                          (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                          (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (I) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted, if any, actually received by the corporation upon such conversion or exchange, and

                              (II) in the case of Options for Convertible
          Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Subparagraph 2(d)(iv)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D) no readjustment pursuant to Clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) Eight Dollars ($8.00), (ii) the Conversion Price on the original adjustment date, or (iii) the Conversion Price that would have resulted from any other issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                         (E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration of exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Clause (C) above; and

                         (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subparagraph 2(d)(ii) as of the actual date of their issuance.

                    (2)  Stock Dividends and Subdivisions.    In the event the
     corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                         (A) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                         (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                    If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price of each of the respective series shall be adjusted pursuant to this Subparagraph 2(d)(ii) as of the time of actual payment of such dividend.

                    (iii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

                    (1)  No adjustment of Conversion Price.    No adjustment
     in the Conversion Price of Series C Preferred Stock shall be made in respect to the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the lesser of Seven Dollars ($7.00) or the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                    (2)  Adjustment Mechanics.    In the event the corporation
     shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subparagraph 2(d)(ii) without consideration or for a consideration per share less than the lesser of Seven Dollars ($7.00) or the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be adjusted, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share for which such Additional Shares of Common Stock are issued; provided however, that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than Five Cents ($0.05), but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate Five Cents ($0.05) or more. In no event shall such adjustments cause the Conversion Price to exceed Eight Dollars ($8.00).


                    (3)  Additional Adjustments.    If, after the Original Issue
     Date, the corporation effects a stock split or reverse stock split of the outstanding shares of Common Stock, declares or pays any dividend or other distribution on the Common Stock payable in Common Stock, or effects a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise), then all references to Eight Dollars ($8.00) and Seven Dollars ($7.00), respectively, as used throughout this
     Section 2(d), shall, concurrently with the effectiveness of such event, be proportionately adjusted upward or downward (to the nearest cent) to reflect the effect of such event. Such adjustments shall similarly be made for any subsequent events of the types described in this Subparagraph 2(d)(iii)(3).

               (iv)  Determination of Consideration.    For purposes of this
Paragraph 2(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1)  Cash and Property.    Such consideration shall:

                         (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                         (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in Clauses (A) and (B) above, as determined in good faith by the Board of Directors.


                    (2) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subparagraph 2(d)(ii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                         (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.


                    (3)  Certain Dividends and Distributions.    In the event
that the corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, without payment of any consideration by such holder for the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Price shall be reduced as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction

                         (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                         (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Subparagraph 2(d)(iv)(3) as of the time of actual payment of such dividend or distribution.

               (v) Adjustment for Combinations or Subdivision of Common Stock. In the event the outstanding shares of Common Stock shall be combined or subdivided, by reclassification or otherwise, into a lesser or greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or subdivision shall, concurrently with the effectiveness of such combination or subdivision, be proportionately increased in the case of a combination or decreased in the case of a subdivision.

               (vi) Adjustment for Reorganization or Reclassification of Common
Stock.    In the case of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value, or as a result of a subdivision or combination), each share of Series C Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification that would have been received had the Series C Preferred Stock been converted into Common Stock on the date of such event.

          (e) No impairment.    The corporation will not, by amendment of its
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment:

          (f)  Certificate as to Adjustment.    Upon the occurrence of each
adjustment or readjustment of the Conversion Price pursuant to this Section 2, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series C Preferred Stock.

          (g)  Notices of Record Date.    In the event of any taking by the
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series C Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (h)  Common Stock Reserved.    The corporation shall reserve and keep
available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series C Preferred Stock.

     3.   Consent to Redemption by Series C Preferred Stockholders.    Each
holder of Series C Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California General Corporations Law, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the corporation and such persons.

     4.   Voting Rights.    Except as otherwise required by law, the holders of
Series C Preferred Stock and the holders of the Common Stock shall be entitled to notice of any shareholders' meeting and to vote upon any matter submitted to a shareholder for a vote, on the following basis:

          (a)  Holders of Common Stock shall have one (1) vote per share;

          (b) Holders of Series C Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series C Preferred Stock held by such holder is convertible;

          (c) Neither the holders of the Common Stock nor the holders of the Series C Preferred Stock shall be entitled to vote separately on any matters as a class.

     5.   Dividend Rights.    The holders of outstanding Series C Preferred
Stock shall be entitled to receive in any fiscal year, when and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of Fifty-Six Cents ($0.56) per share of Series C Preferred Stock per annum, before any dividend is paid on Common Shares; provided, however, that in no event shall the Board of Directors declare and set apart or pay a dividend on the outstanding Series C Preferred Stock in excess of an amount equal to twenty-five percent (25%) of the corporation's pre-tax income for such quarter, calculated in accordance with generally accepted accounting principles, consistently applied. Such dividends may be payable quarterly or otherwise as the Board of Directors may from time to time determine. The right to such dividends on Series C Preferred Stock shall not be cumulative and no right shall accrue to holders of Series C Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

     6.   Covenants.     So long as any shares of Series C Preferred Stock
shall be outstanding (as adjusted for all subdivisions and combinations), the corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of such outstanding shares of Series C Preferred Stock:

          (a) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or By-Laws if such action would alter or change the preferences, rights or privileges of, or the restrictions provided for the benefit of, the Series C Preferred Stock;

          (b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Series C Preferred Stock; or

          (c) pay or declare any dividend other than a stock dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock except from employees of the corporation upon termination of employment or pursuant to the exercise of a contractual right of first refusal.

     7.   Residual Rights.    All rights accruing to the outstanding shares of
the corporation not expressly provided for to the contrary in this or any other Certificate of Designation of Series Preferred Shares shall be vested in the Common Stock.

     IN WITNESS WHEREOF, said Health Data Sciences Corporation has caused this Certificate to be signed by Ralph Korpman, its President, and attested by Charles S. Grobe, its secretary, this 9th day of August, 1985.



                                   HEALTH DATA SCIENCES CORPORATION


                                   By: /s/ Ralph A. Korpman
                                       ----------------------------
                                       Ralph A. Korpman, President


ATTEST:


By: /s/ Charles S. Grobe
    -------------------------------
    Charles S. Grobe, Secretary

STATE OF CALIFORNIA      )
                         )  ss.
COUNTY OF San Bernadino  )

     RALPH A. KORPMAN, being first duly sworn, deposes and says that:

     He is the President of the Delaware corporation herein mentioned; the matters set forth herein are true to his own knowledge; and the signature purporting to be the signature of said Ralph A. Korpman is his genuine signature.

                                   /s/ Ralph A. Korpman
                                   ----------------------------------
                                   RALPH A. KORPMAN

Subscribed and sworn to before me on August 9, 1985.


                                   /s/ Karie A. Emery
                                   ----------------------------------
                                   NOTARY PUBLIC - Karie A. Emery
                                   State of California
[SEAL]


STATE OF CALIFORNIA       )
                          )  ss.
COUNTY OF San Bernardino  )

     CHARLES S. GROBE, being first duly sworn, deposes and says that:

     He is the Secretary of the Delaware corporation herein mentioned; the matters set forth herein are true to his own knowledge; and the signature purporting to be the signature of said Charles S. Grobe is his genuine signature.


                                   /s/ Charles S. Grobe
                                   ---------------------------------
                                   CHARLES S. GROBE

Subscribed and sworn to before me on August 9, 1985.

                                   /s/ Karie A. Emery
                                   ---------------------------------
                                   NOTARY PUBLIC - Karie A. Emery
                                   State of California

[SEAL]

                        HEALTH DATA SCIENCES CORPORATION

                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATION OF INCORPORATION

     HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of HEALTH DATA SCIENCES CORPORATION be amended by adding the SEVENTH Article thereof so that, said Article shall be and read as follows:

     "SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exits or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

     SECOND:   That in lieu of a meeting and vote of stockholders, the
stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, Health Data Sciences Corporation has caused this certificate to be signed by Charles S. Grobe, its Vice-President, and attested by Janice Ticich, its Assistant Secretary, this 24th day of August, 1987.


                                   By: /s/ Charles L. Grobe
                                      --------------------------------
                                      Charles S. Grobe
                                      Vice-President


ATTEST:


By: /s/ Janice Ticich
   --------------------------------
   Janice Ticich
   Assistant Secretary

                         CERTIFICATE OF DESIGNATIONS OF
                           PREFERENCES AND RIGHTS OF
                           SERIAL PREFERRED SHARES OF
                        HEALTH DATA SCIENCES CORPORATION

     HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware:

     DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors, acting pursuant to an unanimous written consent dated as of September 29, 1987, adopted a resolution providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Preferred Shares-Series D stock, which resolution is as follows:


     WHEREAS, the Certificate of Incorporation of this corporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

     WHEREAS, the Board of Directors of this corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of the Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and

     WHEREAS, this corporation has issued only shares of Series A, Series B and Series C Preferred Stock and the Board of Directors of this corporation desires, pursuant to its authority as aforesaid, to fix the terms of a fourth series of said Preferred Stock and the number of shares constituting and the designation of such series;

         RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, said fourth series of Preferred Stock as follows:

         A. The fourth series of Preferred Stock shall be designated "Serial Preferred Stock, Series D," and the number of shares constituting such Series D shall be one million two hundred and fifty thousand (1,250,000) shares.

         B. The rights, preferences, privileges and restrictions of, and other matters relating to, the Series D Preferred Stock are as follows:

         1.   Liquidation Rights.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of each share of Series D Preferred Stock (and the holders of each share of any other series of Preferred Stock having the same rights on voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock of the corporation by reason of their ownership thereof, an amount equal to Twelve Dollars and Ninety Cents ($12.90) per share; provided, however, that in the case of Series D Preferred Stock resulting from the conversion by the corporation of any of its 10.5% Convertible Subordinated Debentures Due September 30, 1991 (the "Debentures") in accordance with Section 6.2(c) of the Debenture Purchase Agreement dated as of September 30, 1987 (the "Debenture Purchase Agreement") between the corporation and the purchasers named therein, then such amount shall equal Twelve Dollars ($12.00) per share.

         (b) In the event of any merger or consolidation to which the corporation is a party or of the sale or transfer of all or substantially all the assets of the corporation, in either case in which any holder of any other series of Preferred Stock of the corporation receives in cash or other property the sum of $8.00 or more, each holder of each share of Series D Preferred Stock, solely at its option, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus of the corporation to the holders of the Common Stock of the corporation by reason of their ownership thereof, an amount equal to Twelve Dollars ($12.00) per share.

         (c) All the preferential amounts to be paid to the holders of the Series D Preferred Stock (and to the holders of any other such series of Preferred Stock) under this Section 1 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment to the holders of the Series D Preferred Stock and to the holders of any other such series of Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive all remaining assets of the corporation.

         (d) If the assets or surplus funds to be distributed to the holders of the Series D Preferred Stock are insufficient to permit the payment to such holders and to the holders of any such series of Preferred Stock of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock (and the holders of any other such series of Preferred Stock) in proportion to the full preferential amount each such holder is otherwise entitled to receive.

         2. Conversion. The holders of the Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

              (a) Right to Convert. Each share of Series D Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series D Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) in the case of Series D Preferred Stock resulting from the conversion by the corporation of any of the Debentures in accordance with Section 6.2(c) of the Debenture Purchase Agreement, Twelve Dollars ($12.00) or (ii) in the case of Series D Preferred Stock resulting from the conversion of Debentures in accordance with Sections 6.2(a) or 6.2(b) of the Debenture Purchase Agreement, Twelve Dollars and Ninety Cents ($12.90), by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be Twelve Dollars and Ninety Cents ($12.90) per share of Common Stock (the "Initial Conversion Price"); provided, however, that if conversion is effected by the corporation pursuant to Section 6.2(c) of the Debenture Purchase Agreement, then such Initial Conversion Price shall be
$12.00 per share and appropriate adjustments to the Conversion Price shall be made pursuant to Section 2(d)(vii) hereof. Such Initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series D Preferred Stock is convertible, as hereinafter provided.

         (b) Automatic Conversion. Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier to occur of (i) the closing date of a registration by the Company of any of its securities pursuant to a firm commitment underwritten public offering at a per share public offering price of not less than $18.00 (adjusted for any stock split, combination or similar event) and an aggregate public offering price of not less than $7,000,000 of any of its securities on Form S-1 (or any successor or reasonably equivalent forms) under the Securities Act (other than the registration of a stock option or purchase, thrift, reinvestment, compensation or similar plan or of securities issued or issuable pursuant to such plan, or of securities issued or issuable in connection with a merger of the Company or the acquisition of securities or assets by the Company); or (ii) a merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company in which the holders of the Common Stock of the Company shall receive in cash an amount at least equal to $18.00 per share (on the date of effectiveness of such merger or consolidation or on the date of distribution to stockholders of the Company of the proceeds from such sale of assets).

         (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series D Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and before the corporation shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of the Series D Preferred Stock as set forth in Section 2(b) hereof, the Series D Preferred Stock holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series D Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued (except that no such written notice of intent to convert shall be necessary in the event of an automatic conversion pursuant to Section 2(b) hereof). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 2(b) hereof, such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 2(b)), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (d)  Adjustments to Conversion Price for Diluting Issues:

              (i) Special Definitions. For purposes of this Paragraph 2(d), the following definitions shall apply:

                   (1) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                   (2) "Original Issue Date" shall mean the date on which a share of Series D Preferred Stock was first issued.

                   (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series D Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                   (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subparagraph 2(d)(ii), deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                  (A) Upon conversion of shares of Series D Preferred Stock, Series C Preferred Stock, and Series B Preferred Stock, and Series A Preferred Stock;

                  (B) to officers or employees of, or consultants to, the corporation pursuant to a stock purchase or option plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors not to exceed seven hundred and fifty thousand (750,000) shares, Two Hundred Ten Thousand Three Hundred Fifty (210,350) of which are outstanding on the date hereof; or

                  (C) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing Clauses (A) and (B) or this Clause (C).

           (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                  (1) Options and Convertible Securities. In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subparagraph 2(b)(iv) hereof) of such Additional Shares of Common Stock would be less than the lesser of Nine Dollars and Fifty Cents ($9.50) or the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                   (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                   (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                        (I) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted, if any, actually received by the corporation upon such conversion or exchange, and

                        (II) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at a time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Subparagraph 2(d)(iv) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                   (D) no readjustment pursuant to Clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Initial Conversion Price, (ii) the Conversion Price on the original adjustment date, or (iii) the Conversion Price that would have resulted from any other issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                   (E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration of exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Clause (C) above; and

                   (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subparagraph 2(d)(ii) as of the actual date of their issuance.

              (2) Stock Dividends and Subdivisions. In the event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding Common Stock (by reclassification or otherwise then by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                   (A) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                   (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                   If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price of each of the respective series shall be adjusted pursuant to this Subparagraph 2(d)(ii) as of the time of actual payment of such dividend.

                 (iii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

                   (1) No Adjustment of Conversion Price. No adjustment in the Conversion Price of Series D Preferred Stock shall be made in respect to the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the lesser of Nine Dollars and Fifty Cents ($9.50) or the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                   (2) Adjustment Mechanics. In the event the corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subparagraph 2(d)(ii)) without consideration or for a consideration per share less than the lesser of Nine Dollars and Fifty Cents ($9.50) or the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be adjusted, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share for which such Additional Shares of Common Stock are issued; provided however, that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than Five Cents ($0.05), but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate Five Cents ($0.05) or more. In no event shall such adjustments cause the Conversion Price to exceed the Initial Conversion Price.

                   (3) Additional Adjustments. If, after the Original Issue Date, the corporation effects a stock split or reverse stock split of the outstanding shares of Common Stock, declares or pays any dividend or other distribution on the Common Stock payable in Common Stock, or effects a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise), then all references to the Initial Conversion Price and Nine Dollars and Fifty Cents ($9.50), respectively, as used throughout this Section 2(d), shall, concurrently with the effectiveness of such event, be proportionately adjusted upward or downward (to the nearest cent) to reflect the effect of such event. Such adjustments shall similarly be made for any subsequent events of the types described in this Subparagraph 2(d)(iii)(3).

               (iv) Determination of Consideration.    For purposes of this
Paragraph 2(d), the consideration received by the corporation for the issue of any Additional Shares of Common stock shall be computed as follows:

                    (1)  Cash and Property.   Such consideration shall:

                         (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                         (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in Clauses (A) and (B) above, as determined in good faith by the Board of Directors.

               (2) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subparagraph 2(d)(ii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                    (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (3)  Certain Dividends and Distributions.    In the event that
     the corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, without payment of any consideration by such holder for the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Price shall be reduced as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such a record date, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction

                    (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                    (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Subparagraph 2(d)(iv)(3) as of the time of actual payment of such dividend or distribution.

               (v)   Adjustment for Combinations or Subdivision of Common
Stock.   In the event the outstanding shares of Common Stock shall be combined or subdivided, by reclassification or otherwise, into a lesser or greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or subdivision shall, concurrently with the effectiveness of such combination or subdivision, be proportionately increased in the case of a combination or decreased in the case of a subdivision.

               (vi)  Adjustment for Reorganization or Reclassification of
Common Stock.   In the case of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value, or as a result of a subdivision or combination), each share of Series D Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification that would have been received had the Series D Preferred Stock been converted into Common Stock on the date of such event.

               (vii) Adjustments of Initial Conversion Price.
Notwithstanding anything herein to the contrary, for purposes of making adjustments of the Conversion Price pursuant to this Section 2(d) all adjustments shall be made on the basis of an Initial Conversion Price of $12.90 per share; provided, however, that in the event of a conversion effected by the Company pursuant to Section 6.2(c) of the Debenture Purchase Agreement, then all prior adjustments to the Conversion Prices (with respect to the shares so converted) shall be recalculated and further adjusted on the basis of an Initial Conversion Price of $12.00 per share.

          (e) No Impairment. The corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

          (f)  Certificate as to Adjustment.   Upon the occurrence of each
adjustment or readjustment of the Conversion Price pursuant to this Section 2, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series D Preferred Stock.

          (g) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series D Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (h)  Common Stock Reserved.   The corporation shall reserve and keep
available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series D Preferred Stock.

          3.   Consent to Redemption by Series D Preferred Stockholders.   Each
holder of Series D Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California General Corporations Law, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the corporation and such persons.

     4. Voting Rights. Except as otherwise required by law, the holders of Series D Preferred Stock and the holders of the Common Stock shall be entitled to notice of any shareholders' meeting and to vote upon any matter submitted to a shareholder for a vote, on the following basis:

          (a)  Holders of Common Stock shall have one (1) vote per share;

          (b) Holders of Series D Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series D Preferred Stock held by such holder is then convertible; and

          (c) Neither the holders of the Common Stock nor the holders of the Series D Preferred Stock shall be entitled to vote separately on any matters as a class (except to the extent otherwise provided herein or in the Debenture Purchase Agreement).

     5.   Dividend Rights.    (a)  The holders of Series D Preferred Stock
which resulted from a conversion of the Debentures, which conversion was effected by the corporation in accordance with the provisions of Section 6.2(c) of the Debenture Purchase Agreement, shall be entitled to receive in each fiscal year, out of assets at that time legally available therefor, mandatory cumulative dividends in cash at the rate of one dollar and twenty-six cents ($1.26) per share of Series D Preferred Stock per annum (subject to adjustment for stock splits and stock dividends), payable quarterly on January 1, April 1, July 1, and October 1 of each year; provided, however, that if the corporation fails to pay such dividend on any shares of the Series D Preferred Stock within 10 business days of such payment dates, the dividend rate shall increase to one dollar and fifty cents ($1.50) per annum until all unpaid dividends are paid in full (at which time the aforesaid dividend rate shall again become effective; provided, further that the dividend rights provided for in this Section 5(a) shall terminate on September 30, 1991, at which time the dividend rights set forth in Section 5(b) below shall become applicable to all shares of Series D Preferred Stock. Dividends shall accrue on each share from the date of their original issuance, and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided in
Section 5(c) below, if such dividends in respect of any previous or current quarterly dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall first be fully paid before any dividend or other distribution shall be made on or declared and set apart for any other series of Preferred Stock of the corporation or Common Stock. Any accumulation of dividends on the Series D Preferred Stock shall not bear interest.

          (b) The holders of Series D Preferred Stock which resulted from a conversion of the Debentures, which conversion was effected by a holder of such Debenture, in accordance with the provisions of Section 6.2(b) of the Debenture Purchase Agreement, shall be entitled to receive in any fiscal year, when and if declared by the Board of Directors, out of assets at any time legally available therefor, dividends at the rate declared by the Board of Directors from time to time on each outstanding share of Series D Preferred Stock, payable in preference and priority to any dividend on any shares of Common Stock.

          (c) Unless full dividends on the Series D Preferred Stock for all past dividend periods and the then current dividend periods shall have been paid: (A) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any other series of Preferred Stock of the corporation or Common Stock, and (B) no shares of Common Stock or other series of Preferred Stock shall be purchased, redeemed or acquired by the corporation, except for purchases of Common Stock for employees whose employment with the Company has been terminated, and no funds shall be paid into or set aside or made available for sinking fund for the purchase, redemption or acquisition thereof.

          (d) Notwithstanding anything herein to the contrary, the holders of Series D Preferred Stock may initiate and maintain an action in either law or equity in any appropriate forum in order to enforce the provisions of this
Section 5, including, without limitation, the seeking of specific performance of the payment of dividends as herein specified.

          6.   Covenants.    So long as any shares of Series D Preferred Stock
or any of the Debentures shall be outstanding (as adjusted for all subdivisions and combinations), the corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of such outstanding shares of Series D Preferred Stock:

          (a) amend or repeal any provision of, or add any provision to, the corporation's Certificate of

Incorporation or By-Laws if such action would alter or change the preferences, rights or privileges of, or the restrictions provided for the benefit of, the Series D Preferred Stock;

          (b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Series D Preferred Stock; or

          (c) pay or declare any dividend other than a stock dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock except from employees of the corporation upon termination of employment or pursuant to the exercise of a contractual right of first refusal.

     7.   Residual Rights.    All rights accruing to the outstanding shares of
the corporation not expressly provided for to the contrary in this or any other Certificate of Designation of Series Preferred Shares shall be vested in the Common Stock.

     IN WITNESS WHEREOF, said Health Data Sciences Corporation has caused this Certificate to be signed by Janice E. Ticich, its Vice President, and attested by Charles S. Grobe, its Secretary, this 29th day of September, 1987.


                                   HEALTH DATA SCIENCES CORPORATION

                                   By:  /s/ Janice E. Ticich
                                       ----------------------------
                                        JANICE E. TICICH,
                                        Vice President


ATTEST:


By: /s/ Charles S. Grobe
    ---------------------------
    CHARLES S. GROBE, Secretary

STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF           )

     JANICE E. TICICH, being first duly sworn, deposes and says that:

     She is the Vice President of the Delaware corporation herein mentioned; the matters set forth herein are true to her own knowledge; and the signature purporting to be the signature of said Janice E. Ticich is her genuine signature.


                                   /s/ Janice E. Ticich
                                   ----------------------------------
                                   JANICE E. TICICH

Subscribed and sworn to before me on September 29, 1987.


                                   /s/ Lois A. Lara
                                   ----------------------------------
[SEAL]                             NOTARY PUBLIC
                                   State of California


STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF           )

     CHARLES S. GROBE, being first duly sworn, deposes and says that:

     He is the Secretary of the Delaware corporation herein mentioned; the matters set forth herein are true to his own knowledge; and the signature purporting to be the signature of said Charles S. Grobe is his genuine signature.


                                   /s/ Charles S. Grobe
                                   ----------------------------------
                                   CHARLES S. GROBE

     Subscribed and sworn to before me on September 29, 1987.


                                   /s/ Suzanne R. Taix
                                   ----------------------------------
                                   NOTARY PUBLIC
                                   State of California

                                                                          [SEAL]

                          CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF DESIGNATIONS OF
                           PREFERENCES AND RIGHTS OF
                           SERIAL PREFERRED SHARES OF
                        HEALTH DATA SCIENCES CORPORATION


         HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware:

         DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors, acting pursuant to a unanimous written consent dated as of November 25, 1987, adopted a resolution providing for the decrease in the number of authorized shares of the Serial Preferred Shares - Series D Stock, which resolution is as follows:

                  WHEREAS, this corporation on September 30, 1987, filed with the Office of the Delaware Secretary of State a Certificate of Designations of Preferences and Rights of Serial Preferred Shares of this corporation, relating to one million two hundred fifty thousand (1,250,000) shares of this corporation's Serial Preferred Stock, Series D Stock (the "Series D Stock"); and

                  WHEREAS, this corporation desires to decrease the number of authorized shares constituting the Series D Stock;

                  RESOLVED, that the number of authorized shares of Series D Stock be and is hereby reduced to five hundred eighty-three thousand three hundred thirty-four (583,334) shares and, accordingly, that the number of shares constituting the Series D Stock as set forth in Paragraph A of the Certificate of Designations of Preferences and Rights relating to the Series D Stock is hereby amended to read "five hundred eighty-three thousand three hundred thirty-four (583,334) shares";

                  RESOLVED FURTHER, that such Certificate of Designations of Preferences and Rights, as amended hereby, is hereby confirmed, approved and ratified in all respects; and

                  RESOLVED FURTHER, that the officers of this corporation are hereby authorized and directed to: (i) execute and file with the Office of the Delaware Secretary of State a Certificate of Amendment of Certificate of Designations of Preferences and Rights of Serial Preferred Shares, which shall set forth a statement that the decrease authorized herein has been authorized and directed by the Board of Directors; and (ii) take such other actions as may be necessary or advisable to give effect to the foregoing resolutions.

         IN WITNESS WHEREOF, said Health Data Sciences Corporation has caused this Certificate to be signed by Janice E. Ticich, its Vice President, and attested by Charles S. Grobe, its Secretary, this 27th day of November, 1987.


                                             HEALTH DATA SCIENCES CORPORATION


                                             By:  /s/ Janice E. Ticich
                                                --------------------------------
                                                      JANICE E TICICH,
                                                      Vice President


ATTEST:


By: /s/ Charles S. Grobe
   ------------------------
      CHARLES S. GROBE,
         Secretary

STATE OF CALIFORNIA        )
                           )  ss.
COUNTY OF SAN BERNARDINO   )

         JANICE E. TICICH, being the first duly sworn, deposes and says that:

         She is the Vice President of the Delaware corporation herein mentioned; the matters set forth herein are true to her own knowledge; and the signature purporting to be the signature of said Janice E. Ticich is her genuine signature.


                                                  /s/ Janice E. Ticich
                                             -----------------------------------
                                                      JANICE E. TICICH

         Subscribed and sworn to before me on Nov. 29, 1987.


                                                    /s/ Lois A. Lara
                                             -----------------------------------
                                                        NOTARY PUBLIC
                                                    State of California
         [SEAL]


STATE OF CALIFORNIA        )
                           )  ss.
COUNTY OF LOS ANGELES      )


         CHARLES S. GROBE, being the first duly sworn, deposes and says that:

         He is the Secretary of the Delaware corporation herein mentioned; the matters set forth herein are true to his own knowledge; and the signature purporting to be the signature of said Charles S. Grobe is his genuine signature.


                                                  /s/ Charles S. Grobe
                                             -----------------------------------
                                                      CHARLES S. GROBE


         Subscribed and sworn to before me on 11-27, 1987.


                                                    /s/ Suzanne R. Taix
                                             -----------------------------------
                                                        NOTARY PUBLIC
                                                     State of California
         [SEAL]

                         CERTIFICATE OF DESIGNATIONS OF
                           PREFERENCES AND RIGHTS OF
                          SERIES E PREFERRED STOCK OF
                        HEALTH DATA SCIENCES CORPORATION

         HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware:

         DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of the corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, the Board of Directors, acting pursuant to a unanimous written consent, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of an additional series of Preferred Stock, which resolution is as follows:

         WHEREAS, the Certificate of Incorporation of the corporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

         WHEREAS, the Board of Directors of the corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of the Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and

         WHEREAS, the corporation has issued shares of Series A, Series B, Series C and Series D Preferred Stock; and the Board of Directors desires, to fix the terms of an additional series of Preferred Stock;

         RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, an additional series of Preferred Stock as follows:

         A. The additional series of Preferred Stock shall be designated "Series E Preferred Stock" and the number of shares constituting the Series E Preferred Stock shall be 830,000 shares.

         B. The rights, preferences, privileges and restrictions of, and other matters relating to, the Series E Preferred Stock are as follows:

1.       Liquidation Rights.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation ("Liquidation") during the period from the date of the issuance of the Series E Preferred
Stock, which shall be issued on a single date ("Original Issue Date") through the first anniversary of the Original Issue Date, the assets of the corporation available for distribution to stockholders after the payment or provision for the payment of all claims against the corporation has been made in accordance with applicable law ("Net Assets"), shall be distributed as follows: the holders of the Series E Preferred Stock shall be first entitled to receive $10.00 per share, plus any declared and unpaid dividends; thereafter, the holders of all other shares of Preferred Stock shall then be entitled to receive an amount equal to their respective liquidation preferences, plus any declared and unpaid dividends; the holders of the Common Stock shall then be entitled to receive $4.00 per share, plus any declared and unpaid dividends; and the holders of the Series E Preferred Stock and Common Stock shall then be entitled to receive all remaining Net Assets ratably based on the number of shares of stock each holder owns compared to the total number of shares of Series E Preferred Stock and Common Stock then outstanding.

         (b) In the event of any Liquidation during the period commencing immediately after the first anniversary of the Original Issue Date through the second anniversary of the Original Issue Date, the Net Assets shall be distributed as follows: the holders of the Series E Preferred Stock shall first be entitled to receive $10.00 per share, plus any declared and unpaid dividend; thereafter, the holders of all other shares of Preferred Stock shall then be entitled to receive an amount equal to their respective liquidation preferences, plus any declared and unpaid dividends; the holders of the Common Stock shall then be entitled to receive $3.00 per share, plus any declared and unpaid dividend; and the holders of the Series E Preferred Stock and Common Stock shall then be entitled to receive all remaining Net Assets ratably based on the number of shares of stock each holder owns compared to the total number of shares of the Series E Preferred Stock and Common Stock then outstanding.

         (c) In the event of any Liquidation during the period commencing immediately after the second anniversary of the Original Issue Date, the Net Assets shall be distributed as follows: the holders of the Series E Preferred Stock shall first be entitled to receive $10.00 per share, plus any declared and unpaid dividends; thereafter, the holders of all other shares of Preferred Stock shall then be entitled to receive an amount equal to their respective liquidation preferences, plus any declared and unpaid dividends; and the holders of the Common Stock shall then be entitled to receive all remaining Net Assets.

         (d) Any of the following events shall also be deemed to be a Liquidation for purposes of the Series E Preferred Stock, but not for any other series of Preferred Stock or for any other purpose: the consolidation of the corporation with another corporation (other than a wholly-owned subsidiary); the merger of the corporation into another corporation (other than a wholly-owned subsidiary); the sale of all or substantially all of the assets of the corporation (other than to a wholly-owned subsidiary); the sale of shares representing a majority of the outstanding voting stock of the Corporation in a single transaction or in a series of related transactions to any person or persons who are not employees and/or directors of the corporation on the date of the filing of this Certificate of Designations with the Delaware Secretary of State, members of their families or trusts of which they are trustees, beneficiaries or remaindermen ("Sale of Control Event"). Upon any such event, the value of the corporation shall be determined by the Board of Directors in good faith, and such value shall be deemed to be equal to the Net Assets. The distributions to the holders of the Series E Preferred Stock pursuant to subparagraphs (a), (b) or (c) above shall be made in the form of cash and/or the same securities to be received by the holders of the Common Stock in connection with such consolidation or merger or the same securities to be received by the corporation in connection with such sale of assets or the same securities to be received by the sellers in connection with such sale of shares. Such securities shall be deemed to have the value determined by the Board of Directors in good faith. For purposes of this subparagraph (d), "outstanding voting stock" shall mean the outstanding shares of Common Stock, plus the number of shares of Common Stock into which any outstanding shares of Preferred Stock are at the time convertible.

2.       Conversion.

         The holders of the Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Optional Conversion. Each share of Series E Preferred Stock shall be convertible, without the payment of any additional consideration by the holder and at the option of the holder at any time after the Original Issue Date, at the office of the corporation or any transfer agent for the Series E Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $10.00 by the Conversion Price (as hereinafter defined). The Conversion Price shall initially be $10.00, and shall be subject to adjustment as hereinafter provided. "Conversion Price" shall mean the Conversion Price from time to time in effect after giving effect to all prior adjustment(s).

         (b) Automatic Conversion. Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price upon the closing date of a sale of any of the Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (or any successor or reasonably equivalent forms) under the Securities Act of 1933, as amended (other than the registration of a stock option, purchase, thrift, reinvestment, compensation or similar plan or of securities issued or issuable pursuant to such plan, or of securities issued or issuable in connection with a merger of the Corporation or the acquisition of securities or other assets by the Corporation) (an "IPO"), at a per share purchase price of not less than $15.00 and an aggregate purchase price of not less than $7,000,000.

         (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued. In lieu thereof, the corporation shall pay cash equal to such fraction multiplied by the Conversion Price. Before the corporation shall be obligated to issue certificates for shares of Common Stock upon conversion pursuant to Subparagraph 2(a) or upon automatic conversion pursuant to Subparagraph 2(b), the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or any transfer agent for the Series E Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate(s) for shares of Common Stock to be issued (except that no such written notice of intent to convert shall be necessary in the event of automatic conversion pursuant to Subparagraph 2(b)). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to the holder, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares to be converted (except that in the case of an automatic conversion pursuant to Subparagraph 2(b), the conversion shall be deemed to have been made immediately prior to the closing of the sale referred to in Subparagraph 2(b) and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on that date.

         (d) Adjustment of Conversion Price upon Event of Liquidity. "Event of Liquidity" shall mean an IPO, the consolidation of the corporation with another corporation (other than a wholly-owned subsidiary), the merger of the corporation into another corporation (other than a wholly-owned subsidiary), the sale of all or substantially all of the assets of the corporation (other than to a wholly-owned subsidiary) or a Sale of Control Event. If an Event of Liquidity occurs after November 1, 1995, and before November 1, 1996, the Conversion Price shall become $9.00. If an Event of Liquidity occurs on or after November 1, 1996, the Conversion Price shall become $8.00.

         (e)      Adjustments to Conversion Price:

                  (1) Special Definitions. For purposes of this Subparagraph 2(e), the following definitions shall apply:

                           (1) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                           (2) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series E Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (3) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subparagraph 2(e)(ii), deemed to be issued) by the corporation after the Issuance Date, other than shares of Common Stock issued or issuable:

                                    (A)      upon conversion of shares of
         Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock;

                                    (B)      to officers, directors or
         employees of, or consultants to, the corporation pursuant to a stock purchase or option plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors, not to exceed 800,000 shares in the aggregate;

                                    (C)      by way of dividend or other
         distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing Clauses (A) and (B) or this Clause (C).

                           (ii)     Issue of Securities Deemed Issue of
Additional Shares of Common Stock.

                                    (1)      Options and Convertible
Securities. In the event the corporation at any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive Options or Convertible Securities, then the number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subparagraph 2(e)(iv)) of such Additional Shares of Common Stock would be less than the Conversion Price prior to such issue, or such record date, as the case may be; prior to such issue, or such record date, as the case may be; and provided further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A)      no further adjustment in the
         Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B)      if such Options or Convertible
         Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C)      upon the expiration of any such
         Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                             (I)      in the case of
                  Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted, if any, actually received by the corporation upon such conversion of exchange, and

                                             (II)     in the case of Options
                  for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common

                  Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Subparagraph 2(e)(iv)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                           (D)      no readjustment pursuant to Clause (B) or
                  (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lowest of (i) $10.00,
                  (ii) the Conversion Price on the original adjustment date, or
                  (iii) the Conversion Price that would have resulted from any other issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                           (E) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration of exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Clause (C) above; and

                           (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subparagraph 2(e)(ii) as of the actual date of their issuance.

                     (2) Stock Dividends and Stock Splits. In the event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or other distribution on the Common Stock payable in Common Stock, or effect a stock split or reverse stock split of the outstanding Common Stock, then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                           (A)      in the case of any such dividend,
                  immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                           (B) in the case of any such split, at the close of business on the date immediately prior to the effective date of such split.

                           If such record date shall have been fixed and such
                  dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subparagraph 2(e)(ii) as of the time of actual payment of such dividend.

                           (iii)    Adjustment of Conversion Price upon
Issuance of Additional Shares of Common Stock.

                                    (1)      No Adjustment of Conversion Price.
                  No adjustment in the Conversion Price shall be made in respect to the issuance of Additional Shares of Common Stock, unless the consideration per share for any Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price in effect immediately prior to the issue of such Additional Shares.

                                    (2)      Adjustment Mechanics. In the event
                  that before November 1, 1997, the corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subparagraph 2(e)(ii)) for a consideration per share less than the lesser of $10.00 or the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be adjusted, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share for which such Additional Shares of Common Stock are issued; provided however, that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more. In no event shall such adjustments cause the Conversion Price to exceed $10.00.

                                    (3)      Additional Adjustments. If, the
                  corporation effects a stock split or reverse stock split of the outstanding shares of Common Stock, declares or pays any dividend or other distribution on the Common Stock payable in Common Stock, then all references herein to $15.00, $10.00, $9.00 and $8.00 shall, concurrently with the effective date of such event, be proportionately adjusted (to the nearest cent) to reflect the effect of such event as described in Subparagraphs 2(e)(iv)(3) and 2(a)(v). Such adjustments shall similarly be made for any subsequent events of the types described in this Subparagraph 2(e)(iii)(3).


                    (iv) Determination of Consideration. The consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1)  Cash and Property.  Such consideration shall:

                              (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividend;

                              (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                         (2) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subparagraph 2(e)(ii)(1) relating to Options and Convertible Securities, shall be determined by dividing

                              (x)  the total amount, if any, received or
              receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                         (3) Certain Dividends and Distributions. In the event that the corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, without payment of any consideration by such holder for the additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable in payment of such dividend or distribution shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Price shall be reduced as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction

                              (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                              (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to Subparagraph 2(e)(iv)(3) as of the time of actual payment of such dividend or distribution.

                    (v) Adjustment for Stock Splits or Reverse Stock Splits. In the event of a stock split or reverse stock split of the outstanding shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness thereof, be proportionately increased in the case of a reverse stock split or decreased in the case of a stock split.

                    (vi) Adjustment for Reorganization or Reclassification of Common Stock. In the case of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par values), each share of Series E Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification that would have been received had the Series E Preferred Stock been converted into Common Stock on the date of such event.

     (f) No Impairment. The corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation. The corporation will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment.

     (g) Certificate as to Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Paragraph 2, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series E Preferred Stock.

     (h) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series E Preferred Stock at least 10 days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (i) Common Stock Reserved. The corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series E

Preferred Stock.

3.   Optional Redemption.

     The Series E Preferred Stock may be redeemed at the option of the corporation in whole or in part at any time and from time to time at a price of $10.00 per share, plus any declared and unpaid dividends ("Redemption Price"), as follows:

     (a) Notice of redemption ("Redemption Notice") shall be mailed by first-class mail, postage prepaid, to each holder of record, at the holder's address appearing on the books of the corporation. The Redemption Notice shall be mailed no less than 15 days prior to the date fixed for redemption ("Optional Redemption Date") and shall state: the Optional Redemption Date; the number of shares to be redeemed; the name and address of a bank where certificates for the shares to be redeemed are to be surrendered against payment of the Redemption Price. The corporation shall deposit the aggregate Redemption Price at such bank on or before the Optional Redemption Date with instructions to pay the Redemption Price against surrender of the certificates representing the shares to be redeemed. Upon such deposit, as of the Optional Redemption Date the shares described in the Redemption Notice shall cease to be deemed outstanding and the holders thereof shall be entitled to no rights as holders of the shares and shall be entitled solely to the receipt of the Redemption Price against surrender to the bank of the certificate representing the shares to be redeemed, if necessary.

     (b) If on the Optional Redemption Date the Series E Preferred Stock is held of record by more than one person, and if fewer than all outstanding shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata from all holders in proportion to the number of shares held by each such holder (with adjustments to avoid redemption of fractional shares). If fewer than all of the shares held by any holder are redeemed, a new certificate shall be issued to the holder representing the unredeemed shares.

4.   Mandatory Redemption.

     (a) The corporation shall redeem the following numbers of shares of Series E Preferred Stock on the following dates ("Scheduled Redemption Dates"), at the Redemption Price ("Scheduled Redemptions"):

     Number of Shares                    Scheduled
      To Be Redeemed                  Redemption Date
     ----------------                 ---------------
         29,350                       November 1, 1993

         65,083                       November 1, 1994

        134,833                       November 1, 1995

        224,908                       November 1, 1996

        375,826                       November 1, 1997

If the corporation redeems any shares of Series E Preferred Stock pursuant to Paragraph 3, such redemption shall be deemed to be a prepayment applicable to the next Scheduled Redemption to the extent that the shares redeemed do not exceed the shares to be redeemed on the next Scheduled Redemption Date; to the extent that such redemption exceeds the shares to be redeemed on the next Scheduled Redemption Date, such redemption shall be deemed to be a Scheduled Redemption made in reverse chronological order as set forth above. If the corporation redeems any shares of Series E Preferred Stock pursuant to Paragraph 4(d), such redemption shall be deemed to be a Scheduled Redemption made in reverse chronological order as set forth above.

     (b) On the first day of each month, commencing with November 1, 1993, the corporation shall deposit into a separate bank account of the corporation an amount equal to 1/24th of the aggregate Redemption Price payable on the next Scheduled Redemption Date. On each Scheduled Redemption Date, commencing with November 1, 1994, the corporation shall apply the funds in said account to the Scheduled Redemption to be made on that date. If the corporation makes an optional redemption pursuant to Paragraph 3: (i) the funds in said account at the time of such optional redemption, not to exceed the aggregate Redemption Price paid pursuant to such optional redemption and deemed to be a prepayment applicable to the next Scheduled Redemption pursuant to Paragraph 4(a), shall be transferred from said account into the corporation's general account; and
(ii) the corporation may discontinue making the monthly deposits described in the first sentence of this Paragraph 4(b) until the first day of the month following the next Scheduled Redemption Date if the funds in said account are at least equal to the aggregate Redemption Price payable on the next Scheduled Redemption Date.

     (c) If on the Scheduled Redemption Date the outstanding shares of Series E Preferred Stock are held of record by more than one person, the shares to be redeemed on the Scheduled Redemption Date shall be redeemed pro rata from all holders in proportion to the number of shares held by each holder (with adjustments to avoid redemption of fractional shares). On each Scheduled Redemption Date, each holder of shares to be redeemed on that date shall be entitled to receive the Redemption Price upon surrender to the corporation of the certificates representing the shares to be redeemed. If fewer than all shares held by any holder are redeemed, a new certificate shall be issued to the holder representing the unredeemed shares, if necessary.

     (d) On a date ("Cash Flow Redemption Date") which is no later than 30 days after the date of the opinion of the corporation's independent certified public accountants with respect to the corporation's audited financial statements for the preceding fiscal year, commencing with the year ending September 30, 1993, the corporation shall additionally redeem shares of Series E Preferred Stock at the Redemption Price by applying a portion of its cash flow for the preceding year ("Cash Flow"), as described below. If such redemption occurs later than 5 business days after the date of such opinion, the payment of the Redemption Price shall be accompanied by the payment of interest on the Redemption Price at the rate of 10.5% per annum for the period from the sixth business day following the date of such opinion through the date of the payment of the Redemption Price. Cash Flow in respect of any fiscal year shall mean cash flow as defined in FASB Statements 95, 102 and 104 as the same may be amended or modified from time to time, less any net increase in the deferred revenue account on the consolidated balance sheet of the corporation as of the end of the fiscal year, or plus any net decrease in the deferred revenue account on the balance sheet, each as determined in accordance with generally accepted accounting principles and as reported in the corporation's audited financial statements for that year.

                (i  )      If the Cash Flow is $1,000,000 or less, an amount
equal to 60% thereof shall be applied to the redemption of Series E Preferred Stock;

               (ii) If the Cash Flow is between $1,000,001 and $2,000,000, an amount equal to 65% thereof shall be applied to the redemption of Series E Preferred Stock;

              (iii) If the Cash Flow is between $2,000,001 and $3,000,000, 70% thereof shall be applied to the redemption of Series E Preferred Stock;

               (iv) If the Cash Flow is above $3,000,000, 75% thereof shall be applied to the redemption of Series E Preferred Stock.

         (e) If on any Cash Flow Redemption Date the Series E Preferred Stock is held of record by more than one person and fewer than all outstanding shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata from all holders in proportion to the number of shares held by each holder (with adjustments to avoid redemption of fractional shares. On each Cash Flow Redemption Date, each holder of shares to be redeemed on that date shall be entitled to receive the Redemption Price upon surrender to the corporation of the certificates representing the shares to be redeemed. If fewer than all shares held by any holder are redeemed, a new certificate shall be issued to the holder representing the unredeemed shares.

         (f) Within 90 days after the occurrence of any of the events described in Exhibit "A" attached hereto, the corporation shall redeem all of the Series E Preferred Stock at the Redemption Price.

      (g) If the corporation shall redeem any Series E Preferred Stock pursuant to Paragraph 3 or Subparagraph 4(d), the corporation shall be entitled to a credit against the aggregate Redemption Price payable on the next Scheduled Redemption Date(s) in an amount equal to 0.025767% times the aggregate Redemption Price paid by the corporation pursuant to the redemption under Paragraph 3 or Subparagraph 4(d) times the number of days from the date of such redemption through November 1, 1997. If on such next Scheduled Redemption Date, the Series E Preferred Stock is held of record by more than one person and if fewer than all outstanding shares are to be redeemed, such credit shall be applied pro rata to the Redemption Prices payable to all holders.

5.    Consent to Redemption.

      Each holder of Series E Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California General Corporations Law, to extent that they may apply to the corporation, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the corporation and such persons.

6.    Voting Rights.

      The holders of the Series E Preferred Stock shall be entitled to notice of any shareholders' meeting and to vote upon any matter submitted to shareholders for a vote, on the following basis:

      (a) Each holder of Series E Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series E Preferred stock held by such holder is then convertible; and

      (b) Unless holders of a majority of the Series E Preferred Stock have voted therefor or consented thereto in writing, the corporation shall not:

            (i) Make any adverse change in the rights, preferences, privileges of the Series E Preferred Stock;

           (ii) Increase the authorized number of shares of Series E Preferred Stock;

          (iii) Issue any shares having a liquidation or dividend preference which is on a parity with or senior to the liquidation or dividend preferences of the Series E Preferred Stock, or having more than one vote per share;

         (iv) Issue any shares which are automatically convertible into Common Stock under the circumstance described in Subparagraph 2(b) if the per share purchase price and aggregate purchase price relating to such automatic conversion is at or above the per share and aggregate prices specified in Subparagraph 2(b)(i);

          (v) Issue any shares which can be redeemed while the Series E Preferred Stock is outstanding;

         (vi) Consolidate with another corporation (other than a wholly-owned subsidiary), merge into another corporation (other than a wholly-owned subsidiary) or sell all or substantially of the assets of the corporation (other than to an wholly-owned subsidiary), unless as a result of such transaction the holders of the Series E Preferred Stock would be entitled receive an amount at least equal to the Redemption Price per share or securities having an aggregate fair market value at least equal to the Redemption Price per share and either entitled to the benefits of Rule 145(d) or issued pursuant to a hearing before the California Commissioner of Corporations of the type referred to in Section 3(a)(10) of the Securities Act of 1933;

        (vii) Redeem, purchase or otherwise acquire any shares of any series of Preferred Stock (other than the Series E Preferred Stock) or any Common Stock (other than purchases of Common Stock from former employees for consideration not to exceed the fair market value of such shares).

      (c) Except as provided above, the holders of the Series E Preferred Stock shall not be entitled to vote separately on any matters as a class.

7.    Dividend Rights.

      The holders of Series E Preferred Stock shall be entitled to receive in any fiscal year, when and if declared by the Board of Directors, out of assets at any time legally available therefor, a dividend of $0.95 on each outstanding share, payable in preference and priority to any dividend on any shares of any other series of Preferred Stock or any Common Stock.

8.    Residual Rights.

      All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary in this or any other Certificate of Designations of any other series of Preferred stock shall be vested in the Common Stock.

      IN WITNESS WHEREOF, said Health Data Sciences Corporation has caused this Certificate to be signed by Ralph Korpman, its President, and attested by Janice
E. Ticich, its Assistant Secretary, this 22 day of July, 1993.



                                    HEALTH DATA SCIENCES CORPORATION



                                    BY: /s/Ralph Korpman
                                       ----------------------------------------
                                                    Ralph Korpman,
                                                      President

ATTEST:



By: /s/ Janice E. Ticich
   -------------------------------------
    Janice E. Ticich, Assistant Secretary


STATE OF CALIFORNIA      )
                         ) ss.
COUNTY OF SAN BERNARDINO )

      RALPH KORPMAN, being first duly sworn, deposes and says that:

      He is the President of the Delaware corporation herein mentioned; the matters set forth herein are true to his own knowledge; and the signature purporting to be the signature of said Ralph Korpman is his genuine signature.



                                    /s/Ralph Korpman
                                    -------------------------------------------
                                    RALPH KORPMAN


Subscribed and sworn to before me on July 22, 1993.



                                    /s/Susan Saly
                                    -------------------------------------------
                                    NOTARY PUBLIC
                                    State of California

[SEAL]

STATE OF CALIFORNIA      )
                         ) ss.
COUNTY OF SAN BERNARDINO )

      JANICE E. TICICH, being first duly sworn, deposes and says that:

      She is the Assistant Secretary of the Delaware corporation herein mentioned; the matters set forth herein are true to her own knowledge; and the signature purporting to be the signature of said Janice E. Ticich is her genuine signature.



                                    /s/Janice E. Ticich
                                    -------------------------------------------
                                    JANICE E. TICICH


 Subscribed and sworn to before me on July 22, 1993.




                                    /s/Susan Saly
                                    -------------------------------------------
                                    NOTARY PUBLIC
                                    State of California

[SEAL]

                                  EXHIBIT "A"
                                  -----------

      1. Breach by the corporation of any representation or warranty made by the corporation in a certain agreement, dated August 5, 1993, between Berkeley Atlantic Income Limited ("Berkeley") and the corporation (the "Exchange Agreement") which is not cured for a period of 30 days after the corporation's receipt of a written notice of such breach by Berkeley to the corporation;

      2. Breach by the corporation of any affirmative convenant (including, without limitation, any financial convenant) of the Exchange Agreement which is not cured for a period of 30 days after the corporation's receipt of written notice of such a breach by Berkeley to the corporation;

      3. The acceleration of $500,000 or more in indebtedness of the corporation for borrowed money and the non-payment thereof, for a period of 30 days after the date of such acceleration, or judgment against the corporation in excess of $500,000 (other than a judgment which the corporation is appealing and has bonded, if necessary, or a judgment which the corporation has paid in full or is paying in accordance with its terms; provided further, however, that as to civil action No. SACV 92-338-GLT pending in the United States District Court for the Central District of California (the Corporation vs. Robert Servian), a judgment against the Corporation shall be deemed to be in excess of $500,000 only if the judgment is for past monies due in excess of $500,000, and shall not be deemed to be in excess of $500,000, if it is a judgment pursuant to which the Corporation may be liable for amounts which may aggregate in excess of $500,000 depending on its future sales or collections);

      4. Voluntary bankruptcy, involuntary bankruptcy (which proceedings are not terminated within 45 days of filing), assignment for the benefit of creditors, or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the corporation or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, or the admission by it in writing of the failure generally by it to pay its debts as they become due and its willingness to be adjudicated bankrupt;

      5. A final judgment of a court of competent jurisdiction holding invalid any of the material rights, preferences or privileges of the Series E Preferred Stock; or

      6. Failure by the corporation to make any other payment otherwise due to Berkeley pursuant to any written agreement between Berkeley and the corporation (other than the Exchange Agreement) for a period of 10 days after the corporation's receipt of written notice of such failure by Berkeley to the corporation.

                           CERTIFICATE OF ELIMINATION

      HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware:

      DOES HEREBY CERTIFY:

      That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of said corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, said Board of Directors, acting pursuant to a unanimous written consent, adopted a resolution providing for the elimination of 9,411 shares of the Serial Preferred Shares - Series A stock of said corporation, which resolution is as follows:

            WHEREAS, this corporation on August 26, 1983, filed with the Office of the Delaware Secretary of State a Certificate of Designations of Preferences and Rights of Serial Preferred Shares of this corporation (the "Certificate of Designations"), relating to Nine Thousand Four Hundred Eleven (9,411) shares of this corporation's Preferred Stock designated "Serial Preferred Shares, Series A" (the "Series A Stock"); and

            WHEREAS, no shares of the Series A Stock remain outstanding and none will be issued subject to the Certificate of Designations;

            RESOLVED, that there be eliminated from the Certificate of Incorporation of this corporation all matters set forth in the Certificate of Designations relating to the Series A Stock and that the previously authorized shares of Series A Stock be restored to the status of authorized, unissued shares of this corporation's Serial Preferred Stock;

            RESOLVED FURTHER, that the officers of this corporation are hereby authorized and directed to: (i) execute and file with the office of the Delaware Secretary of State a Certificate of Elimination, which will set forth this resolution certifying that the elimination of the Series A Stock has been authorized and directed by the Board of Directors; and (ii) take such other actions as may be necessary or advisable to give effect to the foregoing resolutions.

      IN WITNESS WHEREOF, said HEALTH DATA SCIENCES CORPORATION has caused this Certificate to be signed by Ralph A. Korpman, its President and attested by Janice E. Ticich, its Assistant Secretary this 22 day of July, 1993.



                                    HEALTH DATA SCIENCES CORPORATION



                                    By: /s/Ralph A. Korpman
                                       ----------------------------------------
                                       RALPH A. KORPMAN, President

ATTEST:



By: /s/Janice E. Ticich
   -------------------------------------
   JANICE E. TICICH, Assistant Secretary

                           CERTIFICATE OF ELIMINATION

      HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware:

      DOES HEREBY CERTIFY:

      That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of said corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, said Board of Directors, acting pursuant to a unanimous written consent, adopted a resolution providing for the elimination of 583,334 shares of the Serial Preferred Shares - Series D stock of said corporation, which resolution is as follows:

            WHEREAS, this corporation on September 30, 1987, filed with the Office of the Delaware Secretary of State a Certificate of Designations of Preferences and Rights of Serial Preferred Shares of this corporation (the "Certificate of Designations"), relating to One Million Two Hundred Fifty Thousand (1,250,000) shares of this corporation's Preferred Stock designated "Serial Preferred Stock, Series D" (the "Series D Stock"); and

            WHEREAS, this corporation on December 9, 1987, filed with the office of the Delaware Secretary of State an Amendment of Certificate of Designations of Preferences and Rights of Series Preferred Shares of this corporation, whereby the number of authorized shares of Series D Stock was reduced to Five Hundred Eighty-Three Thousand Three Hundred Thirty-Four (583,334) shares; and

            WHEREAS, no shares of the Series D Stock remain outstanding and none will be issued subject to the Certificate of Designations, as amended;

            RESOLVED, that there be eliminated from the Certificate of Incorporation of this corporation all matters set forth in the Certificate of Designations, as amended, relating to the Series D Stock and that the previously authorized shares of Series D Stock be restored to the status of authorized, unissued shares of this corporation's Serial Preferred Stock;

            RESOLVED FURTHER, that the officers of this corporation are hereby authorized and directed to: (i) execute and file with the office of the Delaware Secretary of State a Certificate of Elimination, which will set forth this resolution certifying that the elimination of the Series D Stock has been authorized and directed by the Board of Directors; and (ii) take such other actions as may be necessary or advisable to give effect to the foregoing resolutions.

      IN WITNESS WHEREOF, said HEALTH DATA SCIENCES CORPORATION has caused this Certificate to be signed by Ralph A. Korpman, its President and attested by Janice E. Ticich, its Assistant Secretary this 22 day of July, 1993.



                                    HEALTH DATA SCIENCES CORPORATION



                                    By: /s/Ralph A. Korpman
                                       ----------------------------------------
                                       RALPH A. KORPMAN, President


ATTEST:



By: /s/Janice E. Ticich
   -------------------------------------
   JANICE E. TICICH, Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                   CERTIFICATE OF DESIGNATIONS OF PREFERENCES
                    AND RIGHTS OF SERIAL PREFERRED SHARES OF
                        HEALTH DATA SCIENCES CORPORATION

      HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State Delaware (the "Corporation"),

      DOES HEREBY CERTIFY:

      FIRST: That, by unanimous written consent of the Board of Directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Designations of Preferences and Rights of Serial Preferred Shares of the Corporation relating to the Corporation's Series B Preferred Stock, which Certificate of Designations was filed with Office of the Delaware Secretary of State on April 12, 1984. In its unanimous written consent, the Board of Directors declared the proposed amendment to be advisable and called for the stockholders of the Corporation to consider the proposed amendment. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that clause (B) of subparagraph 2(d)(i)(4) of the Certificate of Designations of Preferences and Rights of the Corporation's Series B Preferred Stock be amended to read in its entirety as follows:

                        (B) to officers, directors or employees of, or
            consultants to, the corporation pursuant to an employment agreement, a stock purchase or option plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors and the holders of (i) a majority of the shares of the corporation's capital stock present in person or by proxy at a meeting of the corporation's stockholders and entitled to vote thereon, or (ii) a majority of the corporation's capital stock entitled to act thereon executing written consents to action in lieu meeting; or

      SECOND: That, thereafter, pursuant to a resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said HEALTH DATA SCIENCES CORPORATION has caused this Certificate to be signed by Peter Gladkin, its President, and attested by Janice E. Ticich, its Secretary, this 10th day of February, 1995.



                                        BY: /s/ Peter Gladkin
                                            ------------------------------------
                                            Peter Gladkin, President


ATTEST:  /s/ Janice E. Ticich
        ----------------------------
        Janice E. Ticich, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                   CERTIFICATE OF DESIGNATIONS OF PREFERENCES
                    AND RIGHTS OF SERIAL PREFERRED SHARES OF
                        HEALTH DATA SCIENCES CORPORATION


         HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That, by unanimous written consent of the Board of Directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Designations of Preferences and Rights of Serial Preferred Shares of the Corporation relating to the Corporation's Series C Preferred Stock, which Certificate of Designations was filed with Office of the Delaware Secretary of State on August 28, 1985. In its unanimous written consent, the Board of Directors declared said amendment to be advisable and called for the stockholders of the Corporation to consider the proposed amendment. The resolution setting forth the proposed amendment is as follows:

                           RESOLVED, that clause (B) of subparagraph 2(d)(i)(4)
                  of the Certificate of Designations of Preferences and Rights of the Corporation's Series C Preferred Stock be amended to read in its entirety as follows:

                                    (B) to officers, directors or employees of,
                           or consultants to, the corporation pursuant to an employment agreement, a stock purchase or option plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors and the holders of (i) a majority of the shares of the corporation's capital stock present in person or by proxy at a meeting of the corporation's stockholders and entitled to vote thereon, or (ii) a majority of the corporation's capital stock entitled to act thereon executing written consents to action in lieu meeting; or

         SECOND: That, thereafter, pursuant to a resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said HEALTH DATA SCIENCES CORPORATION has caused this Certificate to be signed by Peter Gladkin, its President, and attested by Janice E. Ticich, its Secretary, this 10th day of February, 1995.



                                        BY: /s/ Peter Gladkin
                                            ------------------------------------
                                            Peter Gladkin, President


ATTEST: /s/ Janice E. Ticich
        ----------------------------
        Janice E. Ticich, Secretary

                         CERTIFICATE OF DESIGNATIONS OF
                           PREFERENCES AND RIGHTS OF
                           SERIAL PREFERRED SHARES OF
                        HEALTH DATA SCIENCES CORPORATION


         HEALTH DATA SCIENCES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware:

         DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors, by a unanimous written consent dated May 24, 1995, adopted a resolution providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series F Preferred Stock, which resolution is as follows:

         WHEREAS, the Certificate of Incorporation of this corporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

         WHEREAS, the Board of Directors of this corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of the Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and

         WHEREAS, this corporation has previously issued shares of Series A, Series B, Series C, Series D and Series E Preferred Stock, respectively, of which shares of only Series B, Series C and Series E Preferred Stock are currently outstanding, and the

Board of Directors of this corporation desires, pursuant to its authority as aforesaid, to fix the terms of an additional series of said Preferred Stock and the number of shares constituting and the designation of such series;

         RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, said additional series of Preferred Stock as follows:

A. This additional series of Preferred Stock shall be designated "Serial Preferred Stock, Series F," (the "Series F Preferred Stock") and the number of shares constituting such Series F Preferred Stock shall be One Million Eight Hundred Eighteen Thousand One Hundred and Eighty One (1,818,181) shares, par value $0.10 per share.

B. The rights, preferences, privileges and restrictions of, and other matters relating to, the Series F Preferred Stock are as follows:

         1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified:

"Common Stock" shall mean all shares now or hereafter authorized of any class of common stock of the corporation and any other stock of the corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to the prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the corporation without limit as to per share amount.

"Conversion Date" shall have the meaning set forth in subparagraph 3(d)(3).

"Conversion Price" shall have the meaning set forth in subparagraph 3(c).

"Conversion Stock" shall mean shares of the corporation's Common Stock, par value $0.10 per share; provided that if there is a change such that the securities issuable upon conversion of the Series F Preferred Stock are issued by an entity other than the corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean the security issuable upon conversion of the Series F Preferred Stock if such security is issuable in shares, or shall mean the units in which such security is issuable, if such security is not issuable in shares.

"Convertible Securities" shall have the meaning set forth in subparagraph 3(e)(2)(A).

"Current Market Price" shall have the meaning set forth in subparagraph 3(e)(7).

"Issue Date" shall mean the date that shares of Series F Preferred Stock are first issued by the corporation.

"Junior Stock" shall mean, for purposes of paragraphs 6 and 7 below, the Common stock and any other class or series of stock of the corporation issued after the Issue Date not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series F Preferred Stock shall have been so paid or declared and set apart for payment and, shall mean, for purposes of paragraphs 2 and 7 below, any class or series of stock of the corporation issued after the Issue Date not entitled to receive any assets upon the liquidation, dissolution, or winding up of the affairs of the corporation until the Series F Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

"Net Assets" shall have the meaning set forth in paragraph 2.

"Option" shall have the meaning set forth in subparagraph 3(e)(2)(A).

"Organic Change" shall have the meaning set forth in subparagraph 3(e)(5).

"Parity Stock" shall mean, for purposes of paragraphs 6 and 7 below, any other class or series of stock of the corporation entitled to receive payment of dividends on a parity with the Series F Preferred Stock and, shall mean, for purposes of paragraphs 2 and 7 below, any other class or series of stock of the corporation entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the corporation on a parity with the Series F Preferred Stock and shall include the corporation's Series B Preferred Stock and Series C Preferred Stock.

"Preferred Stock" shall mean the Series F Preferred Stock and the Parity Stock.

"Senior Stock" shall mean any class or series of stock of the corporation issued after the Issue Date entitled to receive payment of dividends and assets upon the liquidation, winding up or dissolution of the corporation in preference and priority to the Series F Preferred Stock and shall include the corporation's Series E Preferred Stock.

"Series F Preferred Stock" shall have the meaning set forth in resolution A, above.

         2.       Liquidation Rights.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the assets of the corporation available for distribution to stockholders after the payment or provision for the payment of all claims against the corporation has been made in accordance with applicable law ("Net Assets"), shall be distributed as follows: the holders of the Senior Stock shall first be entitled to receive an amount equal to their liquidation preference, plus any declared and unpaid dividends; thereafter the holders of the Series F Preferred Stock shall be entitled to receive $16.50 per share, plus any declared or accrued and unpaid dividends and the holders of the Parity Stock shall concurrently be entitled to receive their respective liquidation preferences, plus any declared and unpaid dividends; and finally, the holders of the Common Stock and the Senior Stock shall then be entitled to receive all remaining Net Assets ratably in accordance with their liquidation preferences.

         If the assets or surplus funds to be distributed to the holders of the Series F Preferred Stock are insufficient to permit the payment to such holders and to the holders of any Parity Stock of their full preferential amount after paying the holders of the Senior Stock, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series F Preferred Stock and the holders of any other such Parity Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

         The corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of Series F Preferred Stock.

                  3. Conversion. The holders of the Series F Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  a. Right to Convert. Each share of Series F Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time and from time to time after the Issue Date, at the office of the corporation or any transfer agent for the Series F Preferred Stock, at the Conversion Price per share determined pursuant to this paragraph 3.

     b. Automatic Conversion. Each share of Series F Preferred Stock shall automatically be converted, without any further act of the corporation or its stockholders, into fully paid and nonassessable shares of Conversion Stock at the Conversion Price on the closing date of a sale of any of the Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (or any successor or reasonably equivalent forms) under the Securities Act of 1933, as amended (other than the registration of a stock option, purchase, thrift, reinvestment, compensation or similar plan or of securities issued or issuable pursuant to such plan, or of securities issued or issuable in connection with a merger of the corporation or the acquisition of securities or other assets by the corporation) (an "IPO"), at a per share offer price which is at least 150% of the Conversion Price then in effect and which has an aggregate price of not less than $7,000,000.

     c. Conversion Price. The shares of Series F Preferred Stock shall be converted into the number of shares of Conversion Stock determined by dividing
(i) the sum of $16.50 per Share, plus any accrued and unpaid dividends on such shares of Series F Preferred Stock, by (ii) the Conversion Price in effect on the Conversion Date. The Conversion Price shall initially be $16.50, and shall be subject to adjustment, as hereinafter provided. "Conversion Price" shall mean the Conversion Price from time to time in effect after giving effect to all prior adjustments.

     d.  Mechanics of Conversion.

         (1) No Fractional Shares. No fractional shares of Conversion Stock shall be issued upon conversion of the Series F Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the Conversion Price then in effect.

          (2) Notice of Conversion. Upon the occurrence of any of the events specified in subparagraph 3(b), the outstanding shares of Series F Preferred Stock shall be converted automatically upon surrender of the certificates representing such shares to the corporation or its transfer agent Upon a conversion, the Series F Preferred Stock holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series F Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued (except that no such written notice of intent to convert shall be necessary in the event of an automatic conversion pursuant to subparagraph 3(b)).

     (3) Conversion Date. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made or on the date of the occurrence of the event specified in subparagraph 3(b), as the case may be, and such date is referred to herein as the "Conversion Date."

     (4) Certificates; Payment. As soon as possible after a conversion has been effected (but in any event within five business days, the corporation shall deliver to the converting holder):

               (A) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (B) payment in an amount equal to all accrued dividends with respect to each share converted, which have not been paid prior thereto;


               (C) a certificate representing any shares of Series F Preferred Stock which were represented by the certificate or certificates delivered to the corporation in connection with such conversion but which were not converted.

          (5) Dividends. If the corporation is not permitted under applicable law to pay any portion of the accrued dividends on the Series F Preferred Stock being converted, the corporation shall pay such dividends to the converting holder as soon thereafter as funds of the corporation are legally available for such payment. At the request of any such converting holder, the corporation shall provide such holder with written evidence of its obligation to such holder.

     e. Adjustment to Conversion Price. In order to prevent dilution of the conversion rights granted under this paragraph 3, the Conversion Price shall be subject to adjustment from time to time pursuant to this subparagraph 3(e).

         (1) Antidilution. If and whenever on or after the Issue Date, the corporation issues or sells, or in accordance with subparagraph 3(c)(2) is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such time, then forthwith upon such issue or sale the Conversion Price shall be reduced to the lowest net price per share at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold.

          (2) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under subparagraph 3(e)(1), the following shall be applicable:

               (A) Issuance of Rights or Options. If the corporation in any manner grants any right or option to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") (other than (x) Options granted to employees and directors of the corporation issued pursuant to the corporation's 1995 Stock Option Plan for Key Employees or other than up to 500,000 additional Options issued to employees and directors pursuant to future stock option plans which have been approved by the non-employee stockholders holding a majority of the corporation's outstanding capital stock so long as the exercise price of such Options is equal to the fair market value of the Common Stock at the time of issuance of the Option, provided that, in connection with such 500,000 additional Options only, Options issued to Dr. Ralph Korpman shall qualify for the exception to Conversion Price adjustment contained herein only to the extent that such Options have been approved by a majority of the outside directors of the corporation's Board of Directors and (y) shares of Common Stock issued on conversion of the Series B, C, E or F Preferred Stock) and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Convertible Security is less than the Conversion Price in effect immediately prior to the time of the granting of such Option, then such share of Common Stock shall be deemed to have been issued and sold by the corporation at the time of the granting of such Options for such price per share. For purposes of this subparagraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the corporation with respect to any one share of Common Stock upon the granting of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible
Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

               (B) Issuance of Convertible Securities. If the corporation in any manner issues of sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to have been issued and sold by the corporation at the time of the issuance or sale of such Convertible

Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance of the Convertible security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this subparagraph 3(e), no further adjustment of the conversion Price shall be made by reason of such issue or sale.

               (C)  Change in Option Price or Conversion Rate.    If the
purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

               (D) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (E)  Calculation of Consideration Received.  If any Common
Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for chase, the consideration received therefor shall be deemed to be the net amount received by the corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case, the amount of consideration received by the corporation shall be the current market price thereof as of the date of receipt (as determined with reference to paragraph 3(e)(7)). If any Common Stock,

Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the corporation and the holders of at least eighty-five (85%) of the outstanding Series F Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the corporation and the holders of at least eighty-five percent (85%) of the outstanding Series F Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be paid by the corporation.

               (F)  Treasury Shares.    The number of shares of Common Stock
outstanding at any given time does not include shares owned or held by or for the account of the corporation or any of its subsidiaries, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (G)  Record Date.   If the corporation takes a record of the
holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (3)  Additional Adjustments.   If the conversion Price is adjusted,
then all reference herein to $16.50 shall, concurrently with the effective date of such event, be proportionately adjusted (to the nearest cent) to reflect the effect of such event.

          (4) Subdivision or Combination of Common Stock. If the corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (5) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the corporation's assets to another person or other transaction which is affected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least eighty-five percent (85%) of the Series F preferred Stock then outstanding) to insure that each of the holders of Series F Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series F Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series F preferred Stock immediately prior to such Organic Change. In the case of a recapitalization, reclassification, consolidation or merger,the corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders, of at least eighty-five percent (85%) of the Series F Preferred Stock then outstanding) to insure that the provisions of this paragraph (e) shall thereafter be applicable to the Series F Preferred Stock (including, in the case of any such reclassification, consolidation or merger in which the successor entity or purchasing entity is other than the corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such reclassification, consolidation or merger, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series F Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such reclassification, consolidation or merger). The corporation shall not effect any consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of at least eighty-five percent (85%) of the Series F preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

               (6) Certain Events. If any event occurs of the type contemplated by the provisions of this subparagraph 3(e) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Series F Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this paragraph 3 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series F Preferred Stock, except with respect to the expiration of unexercisable Options or the termination of rights to convert or exchange Convertible Securities as set forth in paragraph 3(e)(2)(E).

               (7) Current Market Price. The Current Market Price at any date shall mean, in the event the Common Stock is publicly traded, the average of the daily closing prices per share of Common Stock for 30 consecutive trading days ending no more than 15 business days before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by NASDAQ, if the Common Stock is traded over-the-counter and quoted in the National Market System, or if the Common Stock is so traded but not so quoted, the average of the closing reported bid and asked prices of the Common Stock as reported by NASDAQ or any comparable system, of if the Common Stock is not listed on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the corporation for that purpose. If the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the fair value as determined by the Board of Directors, irrespective of any accounting treatment.

               (8)  Notices.

                    (A) Promptly following any adjustment of the Conversion Price, the corporation shall give written notice thereof to all holders of Series F Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (B) The corporation shall give written notice to all holders of Series F Preferred Stock at least 10 days prior to the date on which the corporation closes its books or takes a record (a) with respect to any pro rata subscription offer to holders of Common Stock or (b) for determining rights to vote with respect to any Organic Change

               (C) The corporation shall also give written notice to the holders of Series F Preferred Stock at least 10 days prior to the date on which any Organic Change shall take place.

     f.   Costs.    The corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of Series F preferred Stock; provided that the corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series F Preferred Stock in respect of which such shares are being issued.

     g. No Impairment. The corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation. The corporation will at all times in good faith assist in the carrying out of all the provisions of this paragraph 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of the Series F Preferred Stock against impairment.

     h. Certificate as to Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this paragraph 3, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series F Preferred Stock and shall file, at the office of any transfer agent for the Series F Preferred Stock and at the principal office of the corporation, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series F preferred Stock.

          i.   Notices of Record Date.   In the event of any taking by the
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series F Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          j. Common Stock Reserved. The corporation shall reserve and keep available out of its authorized but unissued Common Stock such a number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series F Preferred Stock.

          k.   Valid Issuance.     All shares of Common Stock which may be
issued upon conversion of the shares of Series F Preferred Stock will upon issuance by the corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock.)

     4.   Consent to Redemption by Series F Preferred Stockholders.   Each
holder of Series F preferred Stock shall be deemed to have consented, for purposes of Section 502, 503 and 506 of the California General Corporations Law, to the extent that they may apply to the corporation, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by current or former directors, employees or consultants pursuant to agreements providing for the right of said repurchase between the corporation and such persons if and only if such shares of Common Stock are repurchased at the same price purchased by or issued to such directors, employees or consultants (or, in the event such director, employee or consultant has entered into a buyout agreement with the corporation requiring the corporation, pursuant to paragraphs 3 and 4 of such agreement, to purchase shares of Common Stock at fair market value, than the corporation may purchase such shares at a purchase price not to exceed the fair market value of such shares at the time of repurchase).

     5. Voting Rights. Except as otherwise required by law, the holders of Series F Preferred Stock and the holders of the Common Stock shall be entitled to notice of any shareholders' meeting and to vote upon any matter submitted to shareholders for a vote, on the following basis:

          a.   Holders of Common Stock shall have one vote per share;

          b. Holders of Series F Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series F Preferred Stock held by such holder is convertible;

          c. Except as otherwise required by law, the holders of the series F Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class.

     6.   Dividend Rights.    (a)  The holders of outstanding Series F
Preferred Stock shall be entitled to receive in any fiscal year, when and if declared by the Board of Directors, out of any assets at the time legally available therefore, dividends in each at the rate of One Dollar and Fifteen Cents ($1.15) per share of Series F Preferred Stock, accruing on a daily basis, per annum, from and including the Issue Date, payable in preference and priority to any dividend on any shares of any Junior Stock and payable on parity with any dividend on any shares of Parity Stock. Notwithstanding the foregoing, dividends on the Series F Preferred Stock shall not accrue or be cumulative unless the corporation shall declare a cash dividend in respect of any class of capital stock, in which case, the dividends on the Series F Preferred Stock shall be cumulative and shall accrue from the Issue Date until paid in full whether or not the corporation shall have earnings, whether or not there shall be funds legally available for the payment of such dividends and whether or not such dividends are paid. In the event that such dividends become cumulative and accrue, they shall be payable in arrears, when as declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of the year in which such dividends become cumulative and accrue and they shall bear interest at a rate of ten percent (10%) per annum from the respective payment dates for dividends set forth in the authorizing resolutions of the Board of Directors until paid in full. Dividends on account of arrears for any past dividend may be declared and paid at any time, without reference to such date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board of Directors. Each such dividend shall be paid to the holders of record of the Series F Preferred Stock as their names appear on the share register of the corporation on the corresponding record date.

     (b)  Subject to paragraphs 7(b) and 7(d), so long as any Series F
Preferred Stock remain outstanding, the Company shall not directly or indirectly pay any dividend or make any other distribution upon any Junior Stock or Parity Stock or redeem, purchase or otherwise acquire (other than purchases of Common Stock from current or former directors and employees for consideration not to exceed the purchase price paid by such directors or employees for such shares or, in the event such directors or employees have entered into buyout agreements with the corporation requiring the corporation, pursuant to paragraphs 3 and 4 of such agreements, to purchase shares of Common Stock at fair market value, then for consideration not to exceed the fair market value of such shares at the time of repurchase) directly or indirectly for any consideration any Junior stock or Parity Stock, unless at the time of such dividend, distribution, redemption, purchase or acquisition, the Company has paid the full amount of the dividends accrued on the Series F Preferred Stock then outstanding.

     7.   Covenants.     So long as any shares of Series F Preferred Stock
shall be outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of at least eighty-five percent (85%) of such outstanding shares of Series F Preferred Stock;

          a. amend, alter or repeal (by merger or otherwise) this Certificate or the Certificate of Incorporation of the corporation, if such actions would result in any adverse change in the rights, preferences, or privileges of the Series F Preferred Stock, or the restrictions provided for the benefit of, the Series F Preferred Stock;

          b. pay or declare any dividend or make any distribution upon on any shares of Junior Stock (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock);

          c.   increase the authorized number of shares of Series F Preferred
Stock;

          d. redeem, purchase or otherwise acquire any shares of any Parity Stock or any Junior Stock (other than purchases of Common Stock from current or former directors or employees for consideration not to exceed the purchase price paid by such director or employee for such shares or, in the event such directors or employees have entered into buyout agreements with the corporation requiring the corporation, pursuant to paragraphs 3 and 4 of such agreements, to purchase shares of Common Stock at fair market value, then for consideration not to exceed the fair market value of such shares at the time of repurchase),

          e. reclassify any then outstanding class or series of any Junior Stock into Parity Stock or stock having any preference or priority as to the right to receive dividends or distributions or as to rights on liquidation, dissolution or winding up of the corporation, ranking senior in preference or priority to the Series F Preferred Stock or reclassify any then outstanding series of Parity Stock into stock having any preference or priority as to right to receive dividends or distributions, or as to rights on liquidation, dissolution or winding up of the corporation ranking senior in preference or priority to the Series F Preferred Stock;

          f.   materially change the principal business of the corporation.

     8.   Registration of Transfer.     The corporation shall keep all its
principal office a register for the registration of Series F Preferred Stock. Upon the surrender of any certificate representing Series F Preferred Stock at such place, the corporation shall, at the request of the record holder of such certificate, execute and deliver (at the corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends, to the extent they have accrued, shall accrue on the Series F Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series F Preferred Stock represented by the surrendered certificate.

     9.   Replacement.   Upon receipt of evidence reasonably satisfactory to
the corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class of Series F Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonable satisfactory to the corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lot, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series F Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     10.  Amendment and Waiver.    No amendment, modification or waiver shall
be binding or effective with respect to any provisions hereof without the prior written consent of the holders of at least eighty-five percent (85%) of the Series F Preferred Stock outstanding at the time such action is taken. Further, no change in the terms hereof may be accomplished by merger or consolidation of the corporation with another corporation or entity unless the corporation has obtained the prior written consent of the holders of the applicable percentage of the Series F Preferred Stock then outstanding.

     11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charged prepaid, and shall be deemed to have been given when so mailed or sent (i) to the corporation, at its principal executive offices, and (ii) to any stockholder, at such holder's address as it appears in the stock records of the corporation (unless otherwise indicated by any such holder).

     12.  Residual Rights.    All rights accruing to the outstanding shares of
the corporation not expressly provided for to the contrary in this or any other Certificate of Designations of any other series of Preferred Stock shall be vested in the Common Stock.

     13.  Headings and Subdivisions.    The headings of the various
subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     14. Severability. If any right, preference or limitation of the Series F Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     IN WITNESS WHEREOF, said Health Data Sciences Corporation has caused this Certificate to be signed by Ralph A. Korpman, its Chairman of the Board, and attested by Janice E. Ticich, its Secretary, this 27 day of June, 1995.


                                 HEALTH DATA SCIENCES CORPORATION

                                 By:/s/ Ralph A. Korpman
                                    ------------------------------
                                    RALPH A. KORPMAN
                                    Chairman of the Board


ATTEST:


By:/s/ Janice E. Ticich
   ---------------------------
   JANICE E. TICICH, Secretary

STATE OF CALIFORNIA       )
                          ) ss.
COUNTY OF SAN BERNARDINO  )

     RALPH A. KORPMAN, being first duly sworn, deposes and says that,

     He is the Chairman of the Board of the Delaware corporation herein mentioned; the matters set forth herein be true to his own knowledge; and the signature purporting to be the signature of said RALPH A. KORPMAN is his genuine signature.

                                   /s/ Ralph A. Korpman
                                   ------------------------------
                                   RALPH A. KORPMAN

     Subscribed and sworn to before me on June 27, 1995.

                                   /s/ Carolyn K. Krupp
                                   ------------------------------
[SEAL]                             NOTARY PUBLIC - San Bernardino
                                   State of California


STATE OF CALIFORNIA       )
                          ) ss.
COUNTY OF SAN BERNARDINO  )

     JANICE E. TICICH, being first duly sworn, deposes and says that:

     She is the Secretary of the Delaware corporation herein mentioned; the matters set forth herein are true to her own knowledge; and the signature purporting to be the signature of said JANICE E. TICICH is her genuine signature.


                                   /s/ Janice E. Ticich
                                   ------------------------------
                                   JANICE E. TICICH

     Subscribed and sworn to before me on June 27, 1995.


                                   /s/ Carolyn K. Krupp
[SEAL]                             ------------------------------
                                   NOTARY PUBLIC - San Bernardino
                                   State of California

                         DELAWARE CERTIFICATE OF MERGER
                                       OF
                                  HDSSUB, INC.
                                 WITH AND INTO
                        HEALTH DATA SCIENCES CORPORATION

                                ---------------

     The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), DOES HEREBY CERTIFY:

     1. HDSSub, Inc. ("HDSSub"), a Delaware corporation, is merging with and into Health Data Sciences Corporation ("HDS"), a Delaware corporation (the "Merger").

     2. The Amended and Restated Merger Agreement has been approved, adopted, certified, executed and acknowledged by HDS and HDSSub, in accordance with
Section 251(c) of the DGCL.

     3. HDS will be the surviving Delaware corporation following the Merger, using the name "Health Data Sciences Corporation."

     4. The Certificate of Incorporation of HDS will, as amended pursuant to this Certificate of Merger, continue after the Merger as the Certificate of Incorporation of the surviving corporation until thereafter duly amended in accordance with its terms and the DGCL.

     5. The executed Amended and Restated Merger Agreement pursuant to which the Merger is being consummated is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is c/o Medaphis Corporation, 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

     6. A copy of the Amended and Restated Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     7. Article 4 of HDS's Certificate of Incorporation is hereby amended to read in full as follows:

     "The aggregate number of shares that the Corporation shall have authority to issue is 1,000, all of which shall be shares of common stock, par value $0.01 per share."

          IN WITNESS WHEREOF, HDS has caused its duly authorized officer to execute and deliver this Certificate of Merger as of the 29th day of June, 1996.

                              HEALTH DATA SCIENCES CORPORATION

                              By: /s/ Ralph A. Korpman, M.D.
                                  -------------------------------------------
                                  Name: Ralph A. Korpman, M.D.
                                  Title: Chairman and Chief Executive Officer



                                       2